SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant /   /

Check the appropriate box:

/ X / Preliminary Proxy Statement

/   / Confidential. For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

/   / Definitive Proxy Statement

/   / Definitive Additional Materials

/   / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                        Ramtron International Corporation
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                (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/   / Fee computed on table below per Exchange Act Rule 14-6(i)(4) and 0-11

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

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      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

      5)  Total fee paid:

          ---------------------------------------------------------------

/   /  Fee paid previously with preliminary materials.

/   / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        --------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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June XX, 1999


Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Ramtron International Corporation, which will be held on June XX, 1999, at 2:00 p.m., Mountain Time, at the principal office of the Company, located at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

The accompanying Proxy Statement, which you are urged to read carefully, contains important information regarding matters that will be considered and voted upon at the Special Meeting.

At the Special Meeting, stockholders will be asked to consider and vote upon three proposals. The first two proposals, Proposal 1A and Proposal 1B, constitute integral parts of a proposed restructuring of the Company which your Board of Directors believes is in the best interests of the Company and its stockholders. If Proposals 1A and 1B are approved by stockholders, the Company will have the ability to effect the proposed restructuring which, in the Board's view, should enhance the Company's financial flexibility and have a positive impact on the market price for the Common Stock. While Proposals 1A and 1B are separate and distinct proposals upon which stockholders may vote as they deem appropriate, each of Proposals 1A and 1B are conditioned upon the other being approved by stockholders since the Company will not be able to effect the proposed restructuring without the approval of both Proposals 1A and 1B.

The third proposal, Proposal 2, is an alternative to the restructuring. Proposal 2 will only be adopted if Proposals 1A and 1B are not approved by stockholders. Your Board believes that, for the Company and its stockholders, the proposed restructuring, of which Proposals 1A and 1B constitute integral parts, is a superior alternative to Proposal 2. The Board therefore recommends that stockholders vote FOR each of Proposals 1A and 1B. However, the Board recommends that stockholders who vote against, or abstain with respect to, the proposed restructuring by voting against, or abstaining with respect to, either of Proposals 1A or 1B, should vote FOR Proposal 2.

You are requested to complete, date and sign the enclosed BLUE proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Special meeting. If you attend the Special Meeting, you may vote in person even if you have returned a proxy card.

On behalf of the Board of Directors, I look forward to seeing you on June XX.

Sincerely,


L. David Sikes
Chairman and Chief Executive Officer

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                      RAMTRON INTERNATIONAL CORPORATION

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               June XX, 1999

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "Special Meeting") of Ramtron International Corporation, a Delaware corporation (the "Company"), will be held on June XX, 1999, at 2:00 p.m., Mountain Time, at the principal office of the Company, located at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

NOTICE IS ALSO HEREBY GIVEN that, for the reasons set forth in the attached Proxy Statement, the previously announced Special Meeting of the Stockholders of the Company scheduled to be held on March 15, 1999 has been cancelled (the "March 15 Meeting").

As more fully described in the attached Proxy Statement, the Special Meeting is being held to provide stockholders of the Company with the opportunity to vote upon the following proposals:

PROPOSAL 1A:     Amend and restate the Company's Certificate of Designation,
                 Preferences, Rights and Limitations relating to the Company's
                 Series A Convertible Preferred Stock so as to amend the terms of the outstanding Series A Convertible Preferred Stock to provide for, among other things, (i) a fixed rather than variable rate of conversion to Common Stock, (ii) a limited cash exchange option, (iii) redemption at the option of the Company on or after June 30, 2000, (iv) mandatory redemption on June 30, 2002, (v) a dividend of 11% per annum (which may increase under certain circumstances), and (vi) fixed dividend payment dates. Such amended terms are set forth in their entirety as Exhibit A to the Proxy Statement. Proposal
                 1A will only be adopted if Proposal 1B is also approved by stockholders of the Company.

PROPOSAL 1B:     Amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock, whereby each five shares of Common Stock would be combined, converted and changed into one share of Common Stock. Proposal 1B will only be adopted if Proposal 1A is also approved by stockholders of the Company.

PROPOSAL 2:     Amend the Company's Certificate of Incorporation  to provide the Board of Directors of the Company with the authority to effect, in the Board's sole discretion, at any time prior to January 1, 2000, a reverse stock split of the Company's Common
                Stock, whereby the shares of Common Stock would be combined, converted and changed into Common Stock in any one of the following ratios, as selected by the Board of Directors of the Company in its sole discretion: 1.5:1, 2:1, 2.5:1, 3:1, 3.5:1,
                4:1, 4.5:1, or 5:1. Proposal 2 will not be adopted if Proposals 1A and 1B are approved by the stockholders of the Company.

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Only record holders of Common Stock at the close of business on May 20, 1999 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or adjournments thereof. All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting in person, in order to ensure your representation at the Special Meeting, please mark, sign, date and return the enclosed BLUE proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if such stockholder has returned a proxy.

Please note that the WHITE proxy card previously included with the Company's Proxy Statement mailed to stockholders on February 5, 1999 in connection with the March 15 Meeting may not be used by stockholders for purposes of voting at the Special Meeting and no WHITE proxy card will be given effect by the Company for any purpose, including for purposes of determining a quorum or voting at the Special Meeting.

By Order of the Board of Directors


Richard L. Mohr
Secretary

Colorado Springs, Colorado
June XX, 1999
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                       RAMTRON INTERNATIONAL CORPORATION

                                PROXY STATEMENT

                                   GENERAL

The enclosed BLUE proxy is solicited by and on behalf of the Board of Directors (the "Board") of Ramtron International Corporation, a Delaware corporation ("Ramtron" or the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on June XX, 1999, at 2:00 p.m., Mountain Time, or at any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the principal office of the Company, 1850 Ramtron Drive, Colorado Springs, Colorado 80921. These proxy solicitation materials were first mailed on or about June XX, 1999 to all stockholders entitled to vote at the Special Meeting.

For the reasons set forth in this Proxy Statement, the previously announced Special Meeting of the Stockholders of the Company scheduled to be held on March 15, 1999 has been cancelled (the "March 15 Meeting"). The WHITE proxy card included with the Company's Proxy Statement mailed to stockholders on or about February 5, 1999 in connection with the March 15 Meeting may not be used by stockholders for purposes of voting at the Special Meeting and no WHITE proxy card will be given effect by the Company for any purpose, including for purposes of determining a quorum or voting at the Special Meeting.

Only stockholders of record at the close of business on May 20, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. At the Record Date, 60,427,612 shares of Common Stock were issued and outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Proxies will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposals 1A and 1B and AGAINST Proposal 2. However, if Proposals 1A and 1B are not approved by the requisite vote of stockholders, proxies will be voted for Proposal 2 unless a contrary direction is indicated.

                        VOTING AND SOLICITATION

On all matters, each share of common stock of the Company (the "Common Stock") has one vote. The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of each of the proposals contained herein (the "Proposals").

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Abstentions and broker non-votes are counted as shares that are entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. (Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions were never received by the broker or nominee from the beneficial owner). Therefore, abstentions and broker non-votes will be treated as shares which are not voted with respect to the Proposals and will have the same effect as negative votes.

The costs of this solicitation will be borne by the Company. The Company has retained the services of Innisfree M & A Incorporated to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $6,000.00 plus out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

SUMMARY OF PROPOSALS

The Board has called the Special Meeting in order to provide the holders of the outstanding Common Stock with the opportunity to vote upon the Proposals set forth below and stockholders of the Company may vote upon each of the Proposals as they deem appropriate.

As more fully described in "Background" and "The Restructuring," Proposals 1A and 1B constitute integral parts of a proposed restructuring of the Company. The proposed restructuring will implement a plan developed by the Company and its financial advisors which has been negotiated with a majority of the holders of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), and the principal creditors of the Company. There are four parts to the plan (see "The Restructuring -- Elements of the Restructuring" below). The first part, which constitutes Proposal 1A, involves a change to the terms of the Series A Preferred which would, among other things, replace the current variable Common Stock conversion rate that varies according to the market price of the Common Stock with a fixed conversion rate (see "Background -- The Issuance of the Series A Preferred" below), which the Board believes to be in the best interests of the Company and its stockholders. The second part of the Restructuring, which constitutes Proposal 1B, is a reverse stock split. The Board believes that Proposal 1B, if adopted, will provide the Company with sufficient authorized shares of Common Stock to honor conversion requests of the Series A Preferred, as proposed to be amended by Proposal 1A. The Board believes that the proposed restructuring is in the best interests of the Company and its stockholders. If Proposals 1A and 1B are approved by the stockholders of the Company, the Company will have the ability to effect the proposed restructuring.

While Proposals 1A and 1B are separate and distinct proposals upon which stockholders may vote as they deem appropriate, each of Proposals 1A and 1B are conditioned upon the other being approved by stockholders, since the Company will not be able to effect the proposed restructuring without the approval of both Proposals 1A and 1B.

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
Proposal 2 is an alternative to the proposed restructuring of which Proposals 1A and 1B constitute integral parts. Therefore, if Proposals 1A and 1B are approved by the stockholders of the Company, the Company will attempt to effect the proposed restructuring and Proposal 2 will not be adopted, whether or not Proposal 2 is approved by the stockholders of the Company.

Stockholders should note that, since Proposal 2 will not be adopted if Proposals 1A and 1B are approved by stockholders, a vote FOR each of Proposal 1A, Proposal 1B and Proposal 2 will increase the likelihood of the adoption of Proposals 1A and 1B and, therefore, decrease the likelihood of the adoption of Proposal 2.

The Board believes that, for the Company and its stockholders, the proposed restructuring, of which Proposals 1A and 1B constitute integral parts, is a superior alternative to Proposal 2. The Board therefore recommends that stockholders vote FOR each of Proposals 1A and 1B. However, the Board recommends that stockholders who vote against, or abstain with respect to, the proposed restructuring by voting against, or abstaining with respect to, either of Proposals 1A or 1B, should vote FOR Proposal 2.

PROPOSAL 1A

AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS RELATING TO THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK SO AS TO AMEND THE TERMS OF THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK TO PROVIDE FOR, AMONG OTHER THINGS, (I) A FIXED RATHER THAN VARIABLE RATE OF CONVERSION TO COMMON STOCK, (II) A LIMITED CASH EXCHANGE OPTION, (III) REDEMPTION AT THE OPTION OF THE COMPANY ON OR AFTER JUNE 30, 2000, (IV) MANDATORY REDEMPTION ON JUNE 30, 2002, (V) A DIVIDEND OF 11% PER ANNUM (WHICH MAY INCREASE UNDER CERTAIN CIRCUMSTANCES), AND (VI) FIXED DIVIDEND PAYMENT DATES. SUCH AMENDED TERMS ARE SET FORTH IN THEIR ENTIRETY AS EXHIBIT A TO THE PROXY STATEMENT. PROPOSAL 1A WILL ONLY BE ADOPTED IF PROPOSAL 1B IS ALSO APPROVED BY STOCKHOLDERS OF THE COMPANY.

PROPOSAL 1B

AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, WHEREBY EACH FIVE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED AND CHANGED INTO ONE SHARE OF COMMON STOCK. PROPOSAL 1B WILL ONLY BE ADOPTED IF PROPOSAL 1A IS ALSO APPROVED BY STOCKHOLDERS OF THE COMPANY.

PROPOSAL 2

AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THE BOARD OF DIRECTORS OF THE COMPANY WITH THE AUTHORITY TO EFFECT, IN THE BOARD'S SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 1, 2000, A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, WHEREBY THE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED AND CHANGED INTO COMMON STOCK IN ANY ONE OF THE FOLLOWING RATIOS, AS SELECTED BY THE BOARD OF DIRECTORS OF THE COMPANY IN ITS SOLE DISCRETION:
1.5:1, 2:1, 2.5:1, 3:1, 3.5:1, 4:1, 4.5:1, OR 5:1.  PROPOSAL 2 WILL NOT BE
ADOPTED IF PROPOSALS 1A AND 1B ARE APPROVED BY THE STOCKHOLDERS OF THE
COMPANY.

                                 Page-8

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1A AND 1B AND AGAINST PROPOSAL 2. HOWEVER, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS WHO VOTE AGAINST, OR ABSTAIN WITH RESPECT TO, PROPOSALS 1A OR 1B SHOULD VOTE FOR PROPOSAL 2.

                                 BACKGROUND

Set forth below in substantially chronological order are the material events which describe the background of the Proposals.

INTRODUCTION

The Company is engaged in high technology product development. The developmental nature of the Company's business generates a substantial need for cash. This need requires the Company from time to time to raise cash from external sources and has caused the Company to raise funds through loan financings and share issuances, as more fully described below (see "NEBF Credit Facility"; "DFA Contracts" and "The Issuance of the Series A Preferred").

NEBF CREDIT FACILITY

In September 1995, the Company and the National Electrical Benefit Fund (the "NEBF"), then and now a substantial stockholder of the Company, entered into a Loan Agreement (the "NEBF Credit Facility") pursuant to which the NEBF agreed to lend to the Company up to $12 million at an interest rate of 12% per annum. As of April 25, 1999, the outstanding principal balance and accrued interest under the NEBF Credit Facility were $5.5 million and $1.8 million, respectively. Pursuant to the terms of the NEBF Credit Facility, no additional borrowings are currently available to the Company under the NEBF Credit Facility.

The NEBF Credit Facility is secured by a first priority security lien on the Company's assets, including the assets of its subsidiary, Enhanced Memory Systems, Inc. ("EMS"), and by a pledge of the shares of stock of EMS and Racom Systems, Inc. owned by the Company. Under the NEBF Credit Facility, the NEBF has the right to convert all or any portion of the amounts outstanding under the NEBF Credit Facility into shares of Common Stock at any time or times before maturity of the loan made to the Company under the NEBF Credit Facility at a conversion rate equal to $10.5125 for each share of Common Stock. On April 30, 1999, the Company and NEBF entered into an agreement to amend the scheduled maturity date of the NEBF Credit Facility. The amended maturity date of the loan is June 30, 1999.

DFA CONTRACTS

Pursuant to the terms of three Stock Purchase Agreements, each dated as of December 23, 1997 (collectively, the "DFA Contracts"), between the Company and certain affiliates (the "DFA affiliates") of Dimensional Fund Advisors Inc. ("DFA"), the Company issued and sold in a private placement to such DFA affiliates 800,000 shares of restricted Common Stock at an issue price of $4.93 per share in cash, resulting in aggregate gross proceeds to the Company of $3,944,000. These proceeds have been utilized by the Company in part for working capital purposes and for funding research and development, manufacturing, and marketing by the Company.

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The DFA Contracts provide, subject to certain exceptions, that if, during the twelve-month period following the closing of the transaction, the Company sells any shares of Common Stock for an issue price less than $4.93 per share, the purchase price per share of the Common Stock acquired by the DFA affiliates would be adjusted downward to equal such lower issue price. Any such adjustment would be effected by issuing additional shares of Common Stock to the DFA affiliates who purchased shares of Common Stock pursuant to the DFA Contracts. However, under the DFA Contracts, the DFA affiliates are not required to accept additional shares of Common Stock pursuant to any such adjustments if the total number of shares of Common Stock held by the DFA affiliates, which were held by them on the date of the DFA Contracts, or acquired by them pursuant to the DFA Contracts, would exceed 4.99% of the total outstanding shares of Common Stock of the Company. If the DFA affiliates do not accept shares of Common Stock in excess of the 4.99% limitation upon any such adjustments, the Company is required to pay to the DFA affiliates an amount in cash equal to the adjusted lower purchase price per share multiplied by the number of shares which the DFA affiliates do not accept pursuant to the 4.99% limitation. The DFA Contracts provide that a sale of shares for an issue price of less than $4.93 per share includes the sale or issuance of rights, options, warrants or convertible securities under which the Company would become obligated to issue shares of Common Stock for an issue price of less than $4.93. The DFA Contracts also provide that the issue price of shares of Common Stock issuable upon the exercise or conversions of rights, options, warrants or convertible securities shall be the exercise or conversion price thereof plus any consideration received by the Company upon such sale or issuance. As more fully discussed below (see "Decrease in Stock Price and Suspension of Conversions"), due to the significant decrease in the market price for the Common Stock, the holders of the Company's Series A Convertible Preferred Stock converted a significant number of such shares into Common Stock at a conversion price of less than $4.93 per share. As a result of such conversions at such conversion prices, the Company has the contractual obligation to issue 2,331,689 shares of Common Stock to the DFA affiliates and to pay the DFA affiliates $3,223,712 in cash for shares not accepted pursuant to the 4.99% limitation. While the Company's financial statements have reflected those obligations, the DFA affiliates have not demanded, and the Company has not effected, such issuances and payment, pending action on the proposed restructuring.

THE ISSUANCE OF THE SERIES A PREFERRED

In February 1998, the Company issued in a private placement 17,425 shares of the Series A Preferred, at $1,000 per share in cash. As partial consideration for placing such securities, the placement agents received five-year warrants to acquire 1,742 shares of Series A Preferred at an exercise price of $1,000 per share (the "Series A Preferred Warrants"). The net proceeds to the Company (after cash fees to the placement agents and estimated transaction expenses) were approximately $16 million. These proceeds have been utilized

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
by the Company in part for working capital purposes and in the continued research and development, manufacturing, and marketing of the Company's ferroelectric random access memory and enhanced dynamic random access memory technologies. The Company has registered with the Securities and Exchange Commission (the "SEC") the shares of Common Stock issued or issuable upon conversion of the Series A Preferred (including the shares of Series A Preferred issued or issuable upon exercise of the Series A Preferred Warrants) for resale under the Securities Act of 1933, as amended (the "Securities Act").

The Series A Preferred is convertible into Common Stock at a variable conversion rate equal to $1,000, the stated value thereof, plus accrued and unpaid dividends thereon, divided by the lowest trading price for the Common Stock for the 22 consecutive trading days ending on the trading day prior to the conversion date, reduced by an applicable percentage (currently and hereafter 15%). (This is subject to a maximum conversion price cap based on 85% of the average of the daily low trade price of the Common Stock in certain specified periods.) Thus, the number of shares of Common Stock issuable upon conversion of the Series A Preferred increases as the market price of the Common Stock decreases (and decreases as such market price increases).

The Company, at its option, may honor conversion requests in cash where the conversion price falls below a price designated by the Company on 30 days prior notice.

The following table sets forth the 1999, 1998 and 1997 ranges of the high and low closing sales prices for the Common Stock as reported on The Nasdaq Stock Market.

                                              HIGH        LOW
                                             ------      -----
1997
----

First Quarter                                 $7.63      $6.00
Second Quarter                                 6.50       4.44
Third Quarter                                  9.13       4.81
Fourth Quarter                                 6.25       5.03

1998
----

First Quarter                                 $5.81      $4.38
Second Quarter                                 5.50       3.09
Third Quarter                                  4.03       0.66
Fourth Quarter                                 1.00       0.25

1999
----

First Quarter                                 $0.86      $0.41
Second Quarter (through May 18, 1999)          0.69       0.53

                                 Page-11

At the Company's Annual Meeting of Stockholders held on May 28, 1998, the stockholders of the Company approved the authorization and reservation for issuance of a number of shares of Common Stock which the Board determined to be sufficient to satisfy conversions of the Series A Preferred in light of then existing conditions, including, without limitation, the then existing market price for the Common Stock ($4.094 per share as of the date of the 1998 Annual Meeting), even if such number exceeded 20% of the Common Stock outstanding. As indicated in the Proxy Statement for the 1998 Annual Meeting, the aggregate number of shares of Common Stock issuable as a result of future conversions of the Series A Preferred cannot be specifically determined because such number is subject to adjustment mechanisms, principally the trading price of the Common Stock and the conversion decisions of holders of the Series A Preferred.

DECREASE IN STOCK PRICE AND SUSPENSION OF CONVERSIONS

The Company's stock price decreased significantly during the period from March to October 1998, particularly during the period from August to October 1998. On February 25, 1998, the date of issuance of the Series A Preferred, and October 21, 1998, the date on which the Company suspended conversions of Series A Preferred (as described below), the closing sales prices of the Common Stock as reported on Nasdaq were $5.563 and $.313 per share, respectively. Thus, during the period from February 25, 1998 through October 21, 1998, the market price for the Common Stock decreased 94%. As a result of this substantial decrease in the market price for the Common Stock during this period, the number of shares of Common Stock issuable upon conversion of the Series A Preferred substantially increased. For example, on February 25, 1998, the conversion rate for Series A Preferred was 100 shares of Common Stock for each share of Series A Preferred, such that the aggregate number of shares of Common Stock into which the outstanding 17,425 shares of Series A Preferred were convertible was 1,742,500. On October 21, 1998, the conversion rate for the Series A Preferred was 4,347 shares of Common Stock for each share of Series A Preferred, such that the aggregate number of shares of Common Stock into which the 9,878 outstanding shares of Series A Preferred were convertible was 42,939,666.

As a result of these factors, the Company issued 22,473,840 shares of Common Stock in connection with conversion notices received from holders of Series A Preferred from September 1, 1998, when conversion notices were first received, through October 21, 1998. The price range for such conversions was $1.16 to $.23 per share.

By October 21, 1998, the Company did not have sufficient authorized shares of Common Stock available to issue to holders of Series A Preferred upon conversions of the Series A Preferred (see "Lack of Authorized Common Stock" below). On October 21, 1998, the Company gave notice that it had suspended conversions of Series A Preferred, because of insufficient authorized shares of Common Stock for such conversions.

                                 Page-12

LACK OF AUTHORIZED COMMON STOCK

As of the date of this Proxy Statement, approximately 60,427,612 shares of Common Stock have been issued and are outstanding and approximately 14,572,388 shares of Common Stock are reserved for issuance pursuant to pre-existing options, warrants, debt conversion under the NEBF Credit Facility, and the DFA Contracts. Of the 60,427,612 shares of Common Stock issued and outstanding, 22,473,840 shares are attributable to the conversion of Series A Preferred. Approximately $8.9 million stated value of Series A Preferred remains outstanding. If all of the remaining outstanding shares of Series A Preferred were to be converted pursuant to the terms of the Series A Preferred using the lowest closing sales price of the Common Stock as reported on Nasdaq for the first quarter of 1999 ($.41 per share), the total number of shares of Common Stock required for such conversion, with the applicable discount and including accrued dividends at April 30, 1999, would be 27,224,025.

Accordingly, the Company currently has no shares of Common Stock available to be issued for any purposes beyond shares already reserved for stock option plans, outstanding warrants, debt conversion under the NEBF Credit Facility, and for issuance pursuant to the DFA Contracts.

The Certificate of Designation, Preferences, Rights and Limitations of the Company relating to the Series A Preferred (the "Certificate of Designation") provides for honoring of conversion requests in cash, at the option of the Company, where the conversion price falls below a price designated by the Company on 30 days prior notice. The Company, however, has not exercised this option because (i) such notice in the situation existing prior to the Company's October 21, 1998 suspension of conversions might have accelerated the number of conversion requests received, which the Company believes would not have been in the best interests of the Company and its stockholders, and
(ii) any such exercise would reduce the Company's funds available for working capital purposes, potentially rendering the Company insolvent, which the Company also believes would not be in the best interests of the Company and its stockholders.

Under the Certificate of Designation, the Company is required to "at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred . . . ."  The Certificate of Designation also states that "if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite shareholder approval as promptly as practicable." In the opinion of the Company and the Company's counsel, the convening of a special meeting of stockholders to approve such an increase of authorized Common Stock would be in accordance with this obligation to take action.

                                 Page-13

COMMENCEMENT OF NEGOTIATIONS WITH HOLDERS OF SERIES A PREFERRED

In view of the rapid decline in the price of the Common Stock in the third and fourth quarters of 1998, and the inability of the Company to effect conversions of the Series A Preferred, the Company attempted to determine whether a restructuring of the terms of the Series A Preferred could be negotiated successfully with the holders of the Series A Preferred and approved by the NEBF and DFA. On November 9, 1998, the Company retained CIBC Oppenheimer Corp. ("CIBC") as its financial advisor to assist the Company in those negotiations and in connection with the possible reorganization of the Company's capital structure.

CIBC, in conjunction with the Company, began discussions with the major holders of the Series A Preferred, representatives of DFA and the NEBF (in its capacities as a major stockholder and creditor of the Company), with a view to reaching agreement on the terms of a restructuring acceptable to all parties.

THE MARCH 15 MEETING

While negotiations between the Company and the holders of the Series A Preferred continued, in late 1998 and early 1999, the Board believed that a negotiated restructuring of the terms of the Series A Preferred was not likely. Consequently, on December 22, 1998 and January 4, 1999, the Board considered and unanimously adopted resolutions declaring the advisability of a series of amendments to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to effect one of the reverse stock splits contemplated by Proposal 2, which, if approved by the stockholders of the Company, would provide the Company with an additional number of authorized but unissued shares of Common Stock to honor conversions of the Series A Preferred. On or about February 5, 1999, the Company provided stockholders of the Company with notice of the March 15 Meeting at which stockholders would have the opportunity to vote on the reverse stock split contemplated by Proposal 2. The Company also continued to attempt to negotiate a restructuring of the terms of the Series A Preferred with the holders thereof.

LITIGATION

In November 1998, Deere Park Capital Management LLC ("Deere Park"), a holder of Series A Preferred, filed a lawsuit against the Company in the Court of Chancery of the State of Delaware seeking a declaratory judgment and specific performance of the Company's alleged obligation to convert a portion of Deere Park's shares of Series A Preferred to Common Stock, as well as damages of $2.4 million plus costs and attorneys fees. On December 16, 1998, the Company filed its Answer denying the allegations of the Complaint and asserting, among other things, that the Company had fully performed its contractual obligation with respect to the conversions alleged in the Complaint.

                                 Page-14

On January 20, 1999, Deere Park moved for permission to file an amended complaint. Shortly thereafter, in early February 1999, Deere Park filed a second action against the Company in the Court of Chancery for the State of Delaware. Like the proposed amended complaint in its original lawsuit, Deere Park alleges in this second action that the Company breached certain obligations to convert Deere Park's shares of Series A Preferred; however, Deere Park's new complaint adds a claim for relief and relies on different facts to support the claims asserted therein.

On February 23, 1999, the Company answered Deere Park's second action by denying the substance of Deere Park's new allegations and raising certain affirmative defenses that the Company previously had not raised. Deere Park has subsequently executed the Letter of Intent (Exhibit B) discussed below under "The Restructuring", in which Deere Park has indicated to the Company its non-binding intent to support the proposed restructuring, of which Proposals 1A and 1B constitute integral parts, and to terminate its litigation with the Company. The Letter of Intent, however, is non-binding and there can be no assurance that Deere Park will support the proposed restructuring and terminate its litigation with the Company.

If Deere Park does not terminate its litigation with the Company, the Company nevertheless believes that it has substantial defenses to the allegations made by Deere Park. These include: (a) the defense that the Company has complied with its contractual duties to Deere Park regarding conversion of Deere Park's Series A Preferred, which requires the Company to take whatever action is necessary, in the opinion of counsel, to increase the authorized but unissued shares of Common Stock, including engaging in best efforts to obtain the requisite shareholder approval; (b) jurisdictional defenses based on Deere Park's failure to plead a case or controversy under the Delaware Declaratory Judgment Act and for lack of subject matter jurisdiction of the Delaware Chancery Court; (c) discharge and excuse of the Company's duty to convert Deere Park's shares of Series A Preferred because the Company has performed all of its contractual duties toward Deere Park as noted in (a) above, because of the impossibility of performance due to a lack of authorized shares to satisfy Deere Park's conversion notices, because of frustration of purpose arising out of the unanticipated decrease in the conversion price, and because of the mutual mistake of the parties in agreeing on the terms of conversions, based on a misunderstanding of what the conversion price would be during the time the conversion notices were permitted; and (d) certain other equitable defenses. There can be no assurances, however, that the Company will ultimately prevail in this action. A successful action by Deere Park against the Company in this matter may have material adverse effects on the Company.

On January 29, 1999, Talisman Capital Opportunity Fund, LLC ("Talisman"), a holder of Series A Preferred which purchased such shares under its former name of Elara, Ltd., filed suit against the Company in the United States District Court for the Southern District of New York, also alleging that the Company failed to honor its obligations to convert shares of its Series A Preferred and seeking damages of over $1.5 million plus costs and attorney's fees. In

                                 Page-15
its answer served on February 22, 1999, the Company denied the substance of Talisman's allegations and asserted several affirmative defenses. On April 7, 1999, the Company entered into an agreement with Talisman to settle the pending litigation. Pursuant to the terms of a confidential settlement agreement, the Company agreed to make a cash payment to Talisman in consideration for the cancellation of all of Talisman's remaining shares of Series A Preferred. Accordingly, Talisman's suit against the Company has been dismissed and Talisman is no longer a holder of Series A Preferred. The Company believes that the settlement with Talisman is in the best interests of the Company and its stockholders.

NASDAQ LISTING

In order to remain listed on The Nasdaq Stock Market, the Company's Common Stock must comply with a minimum bid price of $1.00 per share. During the 1998 calendar year, the closing bid price for the Common Stock on The Nasdaq Stock Market ranged from $5.75 to $0.25 per share. On December 2, 1998, the Nasdaq Listing Qualifications Department notified the Company in writing that the Company's Common Stock had failed to maintain a closing bid price greater than or equal to $1.00 per share for the preceding 30 days as required by The Nasdaq Stock Market, and that failure to maintain a closing bid price of $1.00 per share or greater for a minimum of ten consecutive trading days within ninety days from the date of the letter would result in the termination of designation ("delisting") of the Company's Common Stock as a Nasdaq Stock Market security.

Delisting of the Company's Common Stock as a Nasdaq Stock Market security can be expected to adversely affect the trading and liquidity of the Common Stock. Delisting of the Company's Common Stock as a Nasdaq Stock Market security could also adversely affect the ability of the Company to raise capital in the future. In the event of such delisting, the Company would seek to cause the shares of Common Stock to be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board, and the spread between the "bid" and "asked" prices of the shares of Common Stock quoted by market makers is likely to be greater than it is at present, causing stockholders to experience a greater degree of difficulty in trading of shares of Common Stock. At the Company's request, a hearing with Nasdaq with respect to these issues was held on April 30, 1999. At the meeting, the Company's representatives (including the responsible representative of CIBC) discussed the proposed restructuring in detail, presented the Company's plan for regaining compliance with the Nasdaq listing requirements and requested a listing extension from Nasdaq until July 31, 1999. Nasdaq is currently taking into consideration the Company's plan for compliance. Nasdaq has not responded to the Company concerning, nor committed to a date for a response regarding, the Company's plan for compliance and its request for a listing extension through July 31, 1999. The Company has no basis for determining whether Nasdaq will continue its listing extension until July 31, 1999 or until the proposed restructuring is completed, if occurring after that date.

                                 Page-16

As more fully set forth below in "Proposals 1A and 1B -- Reasons for Proposals 1A and 1B; Effects of Non-Approval of Proposals 1A and 1B" and "Effects of Proposals 1A and 1B on Market Price and Marketability," the Company believes that the Restructuring will have a positive impact on the market price of the shares of Common Stock, which may, in turn, alleviate the problems faced by the Company with respect to its Nasdaq listing. The Company knows of no applicable Nasdaq rules that would be violated by implementation of the Restructuring, if Proposals 1A and 1B are approved, or by implementation of the reverse stock split if Proposal 2 is approved. The Company believes that the New Series A Preferred Stock which would be issued if the proposed restructuring is effected should not be considered a "future priced security" for purposes of the Nasdaq proposed rule change entitled "Interpretative Material Regarding Future Priced Securities." The Company also believes, based on discussions with Nasdaq, that Nasdaq Rule 4330 as interpreted in the Interpretative Material would not be violated by the terms of the Restructuring, and that the Company's issuance of the New Series A Preferred in the Restructuring would not constitute a change in financial structure requiring the Company to satisfy Nasdaq's initial inclusion requirements.

                               THE RESTRUCTURING

THE LETTER OF INTENT

As a result of discussions with the holders of the Series A Preferred, DFA and the NEBF which took place from December 1998 through early March 1999, based on the advice of CIBC, the Company reached the conclusion that the holders of a majority of the Series A Preferred, DFA and the NEBF would be willing to agree to a restructuring of the terms of the Series A Preferred, the DFA Contracts and the NEBF Credit Facility. Consequently, in early March 1999, the Company prepared a non-binding letter of intent (the "Letter of Intent") setting forth the terms of a proposed restructuring (the "Restructuring") as discussed and negotiated with the holders of Series A Preferred, DFA and the NEBF. The Company circulated the Letter of Intent to such holders, DFA and the NEBF. As a result of a series of negotiations regarding the Letter of Intent with the holders of the Series A Preferred, DFA and the NEBF, the Company made various revisions to the Letter of Intent.

As of June 7, 1999, the holders of 57% of the outstanding shares of Series A Preferred, representing 17 of the 30 holders of the Series A Preferred, DFA and the NEBF had executed the Letter of Intent, thereby indicating their preliminary intention to approve and consummate the Restructuring. A copy of the executed Letter of Intent, as amended, is attached as Exhibit B to this Proxy Statement and incorporated herein by reference. The discussion contained herein respecting the Letter of Intent and the Restructuring is qualified in its entirety by reference to the Letter of Intent. The Letter of Intent is non-binding. The Company prepared and circulated a non-binding Letter of Intent since the Company believed that, based upon discussions with the holders of the Series A Preferred, the NEBF and DFA, such parties would not be willing to enter into a binding contract until such time as the

                                 Page-17
stockholders of the Company approved Proposals 1A and 1B and that the negotiation and execution of binding contracts would have resulted in substantial delays. Therefore, there can be no assurance that the holders of the Series A Preferred, DFA and the NEBF will ultimately agree to or approve the Restructuring. However, the Company believes, based upon discussions to date and the advice of CIBC that, notwithstanding events beyond the control of the Company, the parties to the Letter of Intent will close the Restructuring. If the holders of a majority of the outstanding Series A Preferred, the NEBF and DFA do not ultimately approve and agree to the Restructuring, the Company will take such action as the Board deems to be in the best interests of the Company and its stockholders. Such action could include seeking additional sources of financing, the implementation of litigation and related actions.

On March 1, 1999, the Board considered and unanimously adopted resolutions declaring the advisability of the Restructuring. The Board also unanimously resolved that Proposal 2, which was the initially proposed reverse stock split and the subject of the March 15 Meeting, would be submitted to the stockholders of the Company for approval, but would not be adopted if Proposals 1A and 1B were approved by the stockholders of the Company. See "Proposals 1A and 1B -- Reasons for Proposals 1A and 1B; Effects of Non-Approval of Proposals 1A and 1B" and "Proposal 2 -- Reasons for Proposal 2; Effects of Non-Approval of Proposal 2" below. Accordingly, the March 15 Meeting was cancelled and the Special Meeting was convened to consider Proposals 1A, 1B and 2.

Stockholders should note that the holders of Common Stock are not being asked to approve the Restructuring at the Special Meeting, but only Proposals 1A and 1B, which constitute two of the four elements of the Restructuring. A vote in favor of any of Proposals 1A, 1B and 2 will not prevent a stockholder from subsequently bringing a legal action against the Company related to the Restructuring.

ELEMENTS OF THE RESTRUCTURING

The Restructuring seeks to address the principal problems faced by the Company in respect of its obligations to the holders of Series A Preferred, the DFA affiliates and the NEBF, particularly those arising from the decline in the market price for the Common Stock, which the Company believes has resulted from the variable rate conversion feature of the Series A Preferred and the lack of authorized shares of Common Stock available to fulfill the Company's obligations under the DFA Contracts and the Certificate of Designation.

There are four parts to the Restructuring. The Letter of Intent provides that all of the four parts of the Restructuring will be implemented together and the implementation of each part will be conditioned upon the implementation of all the other parts. The four parts are:

                                 Page-18

     1. Amending and restating the Certificate of Designation in the form of Exhibit A hereto (the "New Certificate of Designation") to effect a change in the terms of the Series A Preferred (the "Series A Preferred Amendment"). This is Proposal 1A. A majority of the holders of the Series A Preferred will also have to consent to Proposal 1A.

     2. Amending the Certificate of Incorporation to effect a reverse stock split of the Common Stock, whereby each five shares of Common Stock would be combined, converted and changed into one share of Common Stock (the "Restructuring Reverse Stock Split"). This is Proposal 1B. No approvals, other than the approval of a majority of the holders of the Common Stock at the Special Meeting, are required to amend the Certificate of Incorporation.

     3. Terminating the DFA Contracts and in consideration thereof, the Company shall execute and issue to each DFA affiliate unsecured promissory notes in the aggregate principal amount of $3,223,712, being the amount of cash currently due under the DFA Contracts (the "Note"). The Note will bear interest at a rate of 8% per annum, will be convertible into Common Stock at a conversion rate of one share of Common Stock for each $1.00 principal amount of the Note and shall mature and become due and payable on the first anniversary of the closing of the Restructuring.

     4. Amending the NEBF Credit Facility (i) to allow for the payment of cash to the holders of the new Series A Preferred, as provided in the amended and restated terms thereof (see "Proposals 1A and 1B -- Series A Preferred Amendment" below and Exhibit A hereto), (ii) to extend the maturity of the NEBF Credit Facility to March 15, 2002, and (iii) to release from the collateral pledged as security to the NEBF the Company's trade account receivables (but not license, royalty or similar types of payments) and, potentially, the Company's inventories, upon certain financial targets, to be agreed between the Company and the NEBF, being obtained. Upon reaching such agreement, such trade account receivables, and potentially, the Company's inventories, may be used as collateral with other lenders for future borrowings. The NEBF's right to convert into Common Stock shall be amended from the rate of $10.5125 to $1.00 of the amount outstanding under the NEBF Credit Facility.

The first and second of these four parts (which comprises Proposals 1A and 1B respectively) require the approval of stockholders of the Company (see "Conditions to the Restructuring," (below). These parts are explained in detail in "Proposals 1A and 1B -- Proposal 1 - Series A Preferred Amendment" and "Proposals 1A and 1B -- Proposal 2 - Restructuring Reverse Stock Split" below.

                                 Page-19

The Letter of Intent estimated a closing date for the Restructuring (the "Closing Date") in the week of April 19-28, 1999. Due to a full review of this Proxy Statement by the SEC, the Company solicited the holders of the Series A Preferred, the NEBF and DFA to agree to an extension of the Closing Date to June 15, 1999. As of June XX, 1999, all of the holders of the Series A Preferred who executed the Letter of Intent as the NEBF had, agreed in writing to such extension.

CONDITIONS TO THE RESTRUCTURING

In addition to the approval of Proposals 1A and 1B by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting, the Letter of Intent provides that the implementation of the Restructuring is conditioned upon (i) approval by the holders of a majority of the outstanding shares of Series A Preferred of Proposal 1A at a duly convened meeting of such stockholders of the Company or by action by written consent, (ii) the termination with prejudice of all litigation in effect at the closing of the Restructuring between any of the holders of Series A Preferred, DFA and the NEBF, their respective affiliates, associates, stockholders, partners, members or other related parties, on the one hand, and the Company and its officers, directors, affiliates, associates, stockholders, partners, members or other related parties, on the other hand, (iii) execution of appropriate definitive documentation by the Company, the holders of a majority of the outstanding shares of Series A Preferred, the DFA affiliates and the NEBF, (iv) releases and other customary closing conditions, and (v) each of the transactions contemplated by the Restructuring being effected simultaneously. The Company, however, currently intends to effect the Restructuring only if all material conditions to the Restructuring are met, and if the substantive terms and conditions on which the Restructuring is to be effected are materially different from the Restructuring as outlined in the Letter of Intent and as generally described in this proxy statement, the Restructuring would be effected, if at all, only after prior approval by the stockholders of the Company.

Even if the holders of Common Stock approve Proposals 1A and 1B at the Special Meeting, there can be no assurance that the other conditions to the Restructuring will be met, including, without limitation, approval of the holders of Series A Preferred and the execution by the DFA affiliates and the NEBF of definitive agreements. However, as discussed above, the NEBF, DFA and the holders of a majority of the outstanding shares of Series A Preferred have executed the Letter of Intent, indicating their preliminary intention to approve and consummate the Restructuring on the terms set forth therein. See "The Letter of Intent" above.

                                 Page-20

IMPLEMENTATION OF THE RESTRUCTURING

If the stockholders of the Company approve Proposals 1A and 1B at the Special Meeting, the Board intends to cause all definitive documentation necessary for the Restructuring to be prepared, negotiated and executed as promptly as practicable thereafter. It is currently anticipated that such definitive documentation would include the written consent of the holders of a majority of the outstanding shares of Series A Preferred, in accordance with the Certificate of Designation and the Delaware General Corporation Law. In addition, the Board intends to effect the Restructuring as promptly as practicable after the Special Meeting, with such changes thereto as may be required as a result of the facts and circumstances existing at the time of the consummation of the proposed Restructuring, as well as any changes necessary due to further negotiations requested by the parties to the Restructuring. In no event, however, will the Board effect the Restructuring on terms, which are materially different from the Restructuring as outlined in the Letter of Intent, as determined by the Board on the advice of counsel.

If the Restructuring is duly approved and agreed, and the other conditions to the Restructuring described above are satisfied, (i) the Certificate of Designation would be amended and restated as set forth in the New Certificate of Designation and (ii) Article FOURTH of the Certificate of Incorporation would be amended as set forth in the Certificate of Amendment to the Certificate of Incorporation, attached to this Proxy Statement as Exhibit C (the "Restructuring Certificate of Amendment"); provided, however, in each case that such forms of New Certificate of Designation and Restructuring Certificate of Amendment are subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Restructuring. The Series A Preferred Amendment and Restructuring Reverse Stock Split would become effective on the date of filing of the New Certificate of Designation and the Restructuring Certificate of Amendment (the "Restructuring Effective Date") with the office of the Secretary of State of the State of Delaware. In addition, the termination of the DFA Contracts in exchange for the Note and the amendment of the NEBF Credit Facility would also become effective as of the Restructuring Effective Date.

                             PROPOSALS 1A AND 1B

GENERAL

Proposals 1A and 1B constitute two of the four parts of the Restructuring which require approval of the stockholders of the Company: the Series A Preferred Amendment (which forms Proposal 1A) and the Restructuring Reverse Stock Split (which forms Proposal 1B).

                                 Page-21

As discussed above in "The Restructuring -- Elements of the Restructuring," the Restructuring is conditioned on all parts of the Restructuring being implemented. Accordingly, as discussed in "Summary of the Proposals" above, each of Proposals 1A and 1B will only be adopted by the Company if both such proposals are approved by the stockholders of the Company. For these reasons, the disclosure in this section of the Proxy Statement entitled "Proposals 1A and 1B" with respect to the reasons for, and the effects of approval and non-approval of, Proposals 1A and 1B deals with these proposals as an integrated proposal, notwithstanding that stockholders of the Company have the opportunity to vote on Proposal 1A and Proposal 1B as separate matters. In the two sub-sections immediately below entitled "Proposal 1A - Series A Preferred Amendment" and "Proposal 2 - Restructuring Reverse Stock Split", the details of Proposal 1A and Proposal 1B, respectively, are separately explained.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
                        FOR PROPOSALS 1A AND 1B.

PROPOSAL 1A - SERIES A PREFERRED AMENDMENT

The Series A Preferred Amendment, which constitutes Proposal 1A, will replace the Certificate of Designation with the New Certificate of Designation, thus changing certain of the terms of the Series A Preferred. The Series A Preferred as reconstituted by the New Certificate of Designation (the "New Series A Preferred") would have different terms and conditions then the Series A Preferred as currently constituted. The table below provides a comparison of the principal terms of the Series A Preferred and the New Series A Preferred. The information in the table is a summary only. The New Certificate of Designation is attached hereto as Exhibit A hereto and incorporated herein by reference. Stockholders should read Exhibit A to obtain full details of the New Series A Preferred.

The Series A Preferred Amendment is being proposed as part of the Restructuring primarily in order to end the potentially infinite dilution to the holders of the Common Stock which may occur from conversions of Series A Preferred Stock as currently constituted.

PROVISION              SERIES A PREFERRED          NEW SERIES A PREFERRED
=============       =======================  =================================
Maximum of          17,425                   9,572
issued shares
------------------------------------------------------------------------------
Liquidation         $1,000                   $1,000
preference
------------------------------------------------------------------------------
                                 Page-22

Exchange for        Not available.           At any time prior to 10 days
cash at option                               after the Closing Date (the
of holder                                    "Post-Closing Date"),
                                             exchangeable at the option of the
                                             holder for cash in amount equal
                                             to 50% of the face value ($1,000
                                             per share) plus all accrued but
                                             unpaid dividends up to an
                                             aggregate amount of $6.4 million
                                             face value (i.e., $3.2 million
                                             cash) and accrued and unpaid
                                             dividends (the "Cash Exchange
                                             Option") -- the Company has
                                             discretion to increase up to
                                             $8.0 million face value (i.e., $4
                                             million cash), plus accrued and
                                             unpaid dividends.
------------------------------------------------------------------------------
Conversion to       Convertible at a         At any time prior to the Post-
Common Stock        conversion rate equal    Closing Date, convertible at the
                    to the stated value      option of the holder at a fixed
                    thereof plus accrued     conversion rate of one share of
                    and unpaid dividends     Common Stock per $.75 face value
                    thereon divided by the   of New Series A Preferred plus
                    lowest trading price     accrued and unpaid dividends (the
                    for the Common Stock     "Common Stock Conversion Option")
                    for the 22 consecutive
                    trading days ending on   On or after the Post-Closing
                    the trading day prior    Date, holders who do not
                    to the conversion date,  exercise the Cash Exchange Option
                    reduced by 15%.  The     or the Common Stock Conversion
                    Company suspended        Option may convert at the rate
                    conversions on           of 1,000 shares of Common Stock
                    October 21, 1998.        per share of New Series A

                                             Preferred (conversion price of
                                             $1.00 per common share).  The
                                             Company must use best efforts to
                                             file and cause to become
                                             effective, within 120 days after
                                             the Post-Closing Date, a
                                             registration statement covering
                                             resales of the Common Stock of
                                             the Company issuable upon
                                             exchange or conversion of the
                                             New Series A Preferred to the
                                             extent such shares of Common
                                             Stock are not then freely
                                             tradable under the federal
                                             securities laws.
------------------------------------------------------------------------------
                                 Page-23

Redemption       Not available.              At the option of the Company, in
                                             whole or in part, at any time on
                                             or after the first anniversary of
                                             the Post-Closing Date at an
                                             amount equal to its liquidation
                                             preference plus, without
                                             duplication, accumulated and
                                             unpaid dividends to the date of
                                             redemption.
------------------------------------------------------------------------------
Mandatory        Not available.              On the third anniversary of the
redemption       Instead, mandatory          Closing Date, at a redemption
                 conversion to Common        price equal to 100% of the
                 Stock (see "Conversion      liquidation preference thereof,
                 to Common Stock") above.    plus, without duplication,
                                             accumulated and unpaid dividends
                                             to the date of redemption.
------------------------------------------------------------------------------
Dividend         $60.00 per share            11% per annum of the liquidation
                 per annum.                  preference per share, payable
                                             semi-annually (i.e., $110.00 per
                                             share per annum).

                                             Prior to the first anniversary of
                                             the Closing Date, will be paid in
                                             New Series A Preferred.  After
                                             the first anniversary of the
                                             Closing Date, may be paid, at the
                                             Company's option, on any dividend
                                             payment date, either in cash or
                                             by the issuance of additional
                                             shares of New Series A Preferred
                                             (and payment of cash in lieu of
                                             fractional shares) having an
                                             aggregate liquidation preference
                                             equal to the amount of such
                                             dividends.

                                             If after the first anniversary of
                                             the Closing Date, dividends are
                                             paid in additional shares of New
                                             Series A Preferred the dividend
                                             rate will increase by 2% for such
                                             dividend payment period.

                                 Page-24

                                             If a registration statement
                                             covering resales of shares of
                                             Common Stock issuable upon
                                             conversion of the New Series A
                                             Preferred is not effective within
                                             120 days after the Post-Closing
                                             Date, dividends will accrue at
                                             a rate of 18% per annum until the
                                             registration statement is
                                             declared effective.
------------------------------------------------------------------------------
Dividend         When and as declared by     Semi-annually, commencing six
payment dates    the Board of Directors.     months after the Closing Date,
                                             with cash dividends from the
                                             first anniversary of the Closing
                                             Date.
------------------------------------------------------------------------------
Voting rights    Non-voting, except as       Non-voting, except as otherwise
                 otherwise required by       required by law and except in
                 law and except in certain   certain circumstances described
                 circumstances described in  in the New Certificate of
                 the Certificate of          Designation, including (i)
                 Designation, including      amending certain rights of the
                 (i) amending certain        New Series A Preferred and (ii)
                 rights of the holders of    the issuance of any class of
                 the Series A Preferred and  equity securities that ranks pari
                 (ii) the issuance of any    passu with or senior to the New
                 class of equity securities  Series A Preferred other than
                 that ranks pari passu with  certain additional shares of New
                 or senior to the Series A   Series A Preferred.
                 Preferred other than
                 certain additional shares
                 of Series A Preferred.
------------------------------------------------------------------------------
Ranking          With respect to dividend    With respect to dividend rights
                 rights and rights on        and rights on liquidation,
                 liquidation, winding-up,    winding-up, and dissolution
                 and dissolution of the      of the Company, will rank senior
                 Company, will rank senior   to any classes of Common Stock
                 to any classes of Common    or any other class or series
                 Stock or any other class    of shares except any class or
                 or series of shares         series entitled to receive
                 except any class or         priority over the New Series
                 series entitled to receive  A Preferred.
                 priority over the Series
                 A Preferred.
==============================================================================

                                 Page-25

On the Restructuring Effective Date, the rights, preferences, terms and conditions of each share of Series A Preferred issued and outstanding immediately prior thereto will be amended to provide for the rights, preferences, terms and conditions set forth in the New Certificate of Designation.

If the Series A Preferred Amendment is effected, the Series A Preferred Warrants will be amended to provide the holders of the Series A Preferred Warrants with the right to elect to receive, upon exercise of the Series A Preferred Warrants and payment of the exercise price thereof, the same consideration as would be available to a holder of New Series A Preferred on the Restructuring Effective Date, i.e., cash, Common Stock, New Series A Preferred or a combination thereof. The holders of the Series A Preferred Warrants have verbally indicated to the Company their intention to consent to the amendment to the Series A Preferred Warrants on the Restructuring Effective Date if the Restructuring is implemented.

If the Series A Preferred Amendment is effected, the conversion or exchange of the existing Series A Preferred will result in the recording of a gain or loss on the transaction and will be included in determining net loss available for common stockholders. The gain or loss on the transaction will be determined at the time of the exchange by comparing the fair value of the new instrument (i.e., cash, common stock and/or New Series A Preferred) with the recorded value of the exchanged Series A Preferred including accrued dividends.

PROPOSAL 1B - RESTRUCTURING REVERSE STOCK SPLIT

The Restructuring Reverse Stock Split, which constitutes Proposal 1B, would combine, convert and change each five shares of outstanding Common Stock into one share of Common Stock. To effect this change, the Restructuring Certificate of Amendment provides for an amendment to Article FOURTH of the Certificate of Incorporation as set forth in Exhibit C hereto and incorporated herein by reference. Proposal 1B, as are the other elements of the Restructuring (see "The Restructuring -- Elements of the Restructuring" above), is conditioned on the approval of a majority of the outstanding shares of Series A Preferred of Proposal 1A at a duly convened meeting of such stockholders of the Company or by action by written consent (see "The Restructuring -- Conditions to the Restructuring" above).

The Restructuring Reverse Stock Split is being proposed as part of the Restructuring in order to provide the Company with additional authorized but unissued shares of Common Stock so as to enable the Company to honor conversions of the New Series A Preferred, as amended pursuant to the Restructuring, and to provide the Company with additional authorized but unissued shares of Common Stock for future financing and other purposes.

                                 Page-26

Except as may result from the payment of cash for fractional shares, as described below, each holder of Common Stock will hold the same percentage of Common Stock outstanding immediately following the Restructuring Reverse Stock Split as each such stockholder held immediately prior to the Restructuring Reverse Stock Split. Upon effectiveness, the Restructuring Reverse Stock Split will result in a reduction in the number of shares of Common Stock issued and outstanding and a corresponding increase in the number of authorized and unissued shares of the Common Stock. As described more fully in "Effects of Proposals 1A and 1B on Ownership and Control" below, issuance of additional shares of Common Stock and conversions of shares of New Series A Preferred into Common Stock will result in dilution to holders of Common Stock. The Company believes, however, that the dilution would be substantially less under Proposals 1A and 1B than under Proposal 2 because of the likelihood that the stock price would decline significantly without a fixed rate of conversion for the Series A Preferred.

The foregoing summary of the terms of the Restructuring Reverse Stock Split is qualified by reference to the Restructuring Certificate of Amendment attached as Exhibit C hereto.

REASONS FOR PROPOSALS 1A AND 1B; EFFECTS OF NON-APPROVAL OF
PROPOSALS 1A AND 1B

Proposals 1A and 1B are integral parts of the Restructuring. If either of Proposals 1A and 1B are not approved by the stockholders, the Restructuring cannot be implemented. After consultation with its financial advisor, CIBC, the Board has concluded that the Restructuring is a superior alternative to Proposal 2. The Company believes that the Letter of Intent, as currently constituted and described herein, represents the most advantageous terms upon which an agreement may be reached with the holders of the Series A Preferred, the DFA affiliates and the NEBF respecting the Restructuring. As a result, the Board determined that, consistent with its fiduciary duties to all stockholders of the Company, Proposals 1A and 1B should be submitted for approval of the stockholders of the Company as an alternative to Proposal 2.

The Board has approved the Restructuring, as a superior alternative to Proposal 2, for the following reasons, among others: (i) the Restructuring will result in substantially less possible dilution to the holders of the Common Stock than if Proposal 2 is adopted; (ii) Proposals 1A and 1B will provide for rights of Series A Preferred holders which, with regard to the interests of stockholders of the Company generally, and the interests of the Company as a whole, are more advantageous to the Company than the terms and conditions currently provided for under the Certificate of Designation, given the present circumstances and condition of the Company; (iii) depending on the number and timing of conversions of New Series A Preferred, the Restructuring should (a) result in a per share price increase sufficient to enable the Company's Common Stock to remain eligible for listing on The Nasdaq Stock Market, although any such per share price increase will be dependent on, among other factors, the Company's operating performance, general market conditions

                                 Page-27
and other factors affecting the market price of the Company's Common Stock, and (b) enhance the Company's ability to raise capital in the future by making available authorized but unissued shares of Common Stock; and (iv) the Restructuring will provide the Company with increased financial flexibility than is currently available under (a) the DFA Contracts by extending the date on which the $3,223,712 is payable to the DFA affiliates from currently to one year from the Restructuring Effective Date, and providing the option for the DFA affiliates to convert the Note into shares of Common Stock, which, if exercised, would increase the Company's working capital position, and (b) the NEBF Credit Facility by extending the maturity date thereof from June 30, 1999 to March 15, 2002, and releasing certain collateral from the pledge to the NEBF, which collateral could then possibly be utilized by the Company as security for other lending arrangements.

In making the decision to proceed with the NEBF Credit Facility, the Company considered whether to pursue other possible sources of secured debt financing to replace the NEBF Credit Facility, but, based on the Company's current situation and the status of the outstanding NEBF indebtedness, the Company decided to proceed with the NEBF Credit Facility without specifically trying to obtain financing from other sources based on the Company's determination, in consideration of the results of prior unsuccessful attempts to obtain such financing on commercially reasonable terms, that the terms and conditions made available to the Company in the amended NEBF Credit Facility would be more advantageous than were available from other lenders, if such other lenders could have been identified.

It is likely that the Company will require additional capital to finance its future operations, including its working capital needs and research and development expenses. In discussions with CIBC, the Company has been advised that, assuming the Company's operating performance improves, an increase in the per share price of the Company's Common Stock, which the Company expects to occur as a consequence of the Restructuring, may enhance the desirability of the Common Stock in the financial community and the investing public and broaden the investor pool from which the Company might be able to obtain additional financing in the future. Additionally, the availability of additional authorized but unissued shares that will result from the Restructuring may benefit the Company in the event that it engages in future debt and/or equity financing and/or acquisitions, mergers or other forms of business combinations in which instances the availability of additional authorized but unissued shares should be helpful.

The Company currently has no shares of Common Stock available to be issued for any purposes beyond shares already reserved for stock option plans, outstanding warrants, debt conversion, and for issuance pursuant to the DFA Contracts. Accordingly, if the stockholders of the Company do not approve Proposals 1A and 1B (or Proposal 2), the Company will be limited in its ability to (i) honor conversion requests from holders of the Series A Preferred, (ii) retain listing of its shares on The Nasdaq Stock Market, and (iii) raise capital through issuance of Common Stock or securities convertible into Common Stock in the future. Further, failure to approve Proposals 1A and 1B (or Proposal 2) may result in the respective rights of the Company and the holders of Series A Preferred being determined through further litigation or settlement of adverse claims.

                                 Page-28

EFFECTS OF PROPOSALS 1A AND 1B ON OWNERSHIP AND CONTROL

If the stockholders approve Proposals 1A and 1B, the Company believes that certain of the holders of New Series A Preferred may elect the Cash Exchange Option (see summary table above), which will reduce the number of shares of Common Stock, which may be acquired by New Series A Preferred holders. However, the Restructuring Reverse Stock Split will have the effect of increasing the Company's authorized but unissued shares of Common Stock which the Company can use to honor conversion requests.

The Company believes that upon effecting the Restructuring, some remaining holders of New Series A Preferred who do not elect the Cash Exchange Option may exercise the Common Stock Conversion Option (see summary table above) and if such option is not exercised, may convert New Series A Preferred into Common Stock on or after the Post-Closing Date. Such conversions will result in some dilution to the holders of the Common Stock, but not to the same significant extent the Company believes would occur if Proposal 2 were effected. See "Proposal 2 -- Effects of Proposal 2 on Ownership and Control" below.

The maximum possible dilution to the Common Stock under the Restructuring due to the Series A Preferred conversions would occur if all holders of New Series A Preferred (including New Series A Preferred acquired upon the exercise of the Series A Preferred Warrants) did not exercise the Cash Exchange Option and exercised the Common Stock Conversion Option at $.75 per share, which would result in the issuance of 12,734,376 shares of Common Stock (not taking account of any reverse stock split). This is significantly less than the maximum possible dilution to the holders of Common Stock under Proposal 2.
See "Proposal 2 -- Effects of Proposal 2 on Ownership and Control" below.
The Company currently has 60,427,612 shares of Common Stock outstanding and has an obligation to deliver another 2,331,689 shares to DFA pursuant to the terms of the DFA Contracts. The combined total number of shares prior to any reverse stock split or preferred stock conversions would therefore be 62,759,301 and the total number of shares after the reverse stock split (assuming a ratio of 1:5) would be 12,551,860. The maximum possible dilution referred to above is 12,734,376 shares pre-split. Upon consummation of a 1:5 reverse stock split, the maximum number of shares of dilution would be 2,546,875. The following chart illustrates the pre- and post-split numbers:

                                                Pre-Split         Post-Split
                                              -------------     --------------
Shares currently outstanding                    60,427,612         12,085,522

Shares currently issuable to DFA                 2,331,689            466,337

Maximum dilution shares from Restructuring      12,734,376          2,546,875
                                                ----------         ----------
                                                75,493,677         15,098,734
                                                ==========         ==========

                                 Page-29

Although the Restructuring Reverse Stock Split will increase the number of authorized but unissued shares of Common Stock, the Restructuring, if given effect, will also reduce the total number of authorized shares of Common Stock from 75,000,000 to 50,000,000 (and correspondingly reduce the total number of authorized shares of the Company from 85,000,000 to 60,000,000). The 10,000,000 authorized shares of preferred stock will remain unchanged under Proposals 1A and 1B. See Exhibit C.

Due to the increase in the number of authorized but unissued and unreserved shares of Common Stock that would result from the Restructuring Reverse Stock Split, the percentage and number of shares of the Company's Common Stock that are authorized but unissued and unreserved for issuance would increase from 0% (currently) to approximately 70% or 35,000,000 shares. This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval.

The increase in the number of authorized but unissued and unreserved shares of Common Stock, in and of itself, will not affect any stockholder's proportionate equity interest in the Company, but the subsequent issuance of any newly authorized shares, upon conversion of outstanding New Series A Preferred or otherwise, would have a dilutive effect on the present stockholders' proportionate equity interests. If and when Proposals 1A and 1B are approved by the stockholders and the Restructuring Certificate of Amendment and New Certificate of Designation become effective, the Company anticipates that additional shares of Common Stock will be issued in connection with conversions of the New Series A Preferred, which can be expected to dilute the current stockholders' equity interest in the Company and, thus, dilute such stockholders control of the Company as well.

Except as set forth above under "Security Ownership of Certain Beneficial Owners and Management," no one is believed to own more than 5% of the Company's outstanding Common Stock. Accordingly, the Company does not believe that any stockholder can individually exercise control of the Company and the Company is aware of no group acting to influence such control. If the Restructuring Reverse Stock Split as described herein is adopted, additional authorized but unissued shares of Common Stock will be available for issuance. The issuance of those additional shares, upon conversion of the New Series A Preferred or otherwise, could result in one or more stockholders obtaining sufficient shares of the Company's Common Stock to exercise control of the Company. Although no holder of New Series A Preferred may convert New Series A Preferred if such conversion would result in the holder together with its affiliates becoming the beneficial owners of 10% or more of the Company's Common Stock, holders of New Series A Preferred acquiring less than 10% of the Company's Common Stock through conversion of New Series A Preferred, if they did not sell but continued to hold such Common Stock, could, in the aggregate, acquire ownership of a sufficient number of shares of Common Stock to elect a majority of the members of the Board, giving such holders the ability to effect a change of control. As of the date of this Proxy Statement, to the knowledge of the Company, none of the holders of the Series A Preferred have made filings under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise indicated that any of them have agreed to act in concert or have evidenced any intention to replace the existing members of the Board.

                                 Page-30

EFFECTS OF PROPOSALS 1A AND 1B ON MARKET PRICE AND MARKETABILITY

By setting fixed conversion rates for New Series A Preferred into Common Stock pursuant to Proposal 1A and ending the floating conversion rate currently provided for in the Certificate of Designation, which floating rate would continue if Proposal 2 were adopted instead of Proposals 1A and 1B, Proposals 1A and 1B should eliminate the uncertainty and "overhang" resulting from the potentially indefinite dilution to the holders of Common Stock. See "Effects of Proposals 1A and 1B on the Series A Preferred Conversion Rate" below. The Company believes that, all other things being equal, this stabilizing measure will have a positive effect on the market price for the Common Stock.
However, since there are numerous factors and contingencies, which can affect the market price for the Company's Common Stock, the effect of Proposals 1A and 1B upon such price cannot be accurately predicted.

A reduction in the number of issued and outstanding shares of Common Stock caused by the Restructuring Reverse Stock Split is expected to initially increase the market price of the Common Stock to a level above the current market price subject to, among other factors, the timing and extent of conversions of New Series A Preferred. Stockholders should note, however, that the effect of the Restructuring Reverse Stock Split upon the market price for the Company's Common Stock cannot be accurately predicted, since there are numerous factors and contingencies which can affect such price. In particular, there is no assurance that the price of shares of the Common Stock after the Restructuring Reverse Stock Split will be five times the price of shares of the Common Stock immediately prior to the Restructuring Reverse Stock Split, that the Company will satisfy the continued listing requirements of The Nasdaq Stock Market following the Restructuring Reverse Stock Split, or that the reduced number of shares outstanding after the Restructuring Reverse Stock Split will not adversely affect the liquidity or market price of the Common Stock. If the Restructuring Reverse Stock Split is authorized by the stockholders, the future market price of the Common Stock and the timing of conversions of the New Series A Preferred may result in unpredictable fluctuations in the Common Stock price, with unforeseeable consequences.
Thus, depending on the timing and number of New Series A Preferred conversions, the market price of the Company's Common Stock may not be sustained at or above the required minimum closing bid price of $1.00 to remain listed on The Nasdaq Stock Market.

In theory, a decrease in the total number of shares outstanding will not necessarily affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. As a practical matter, however, the Board believes, based in part on advice from CIBC, that the increased market price of its Common Stock expected as a result of the Restructuring Reverse Stock Split is likely to improve the marketability and liquidity of the Company's Common Stock by appealing to a broader market and will encourage interest and trading in the Common Stock, particularly if the Restructuring is adopted and given effect. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that

                                 Page-31
prohibit them from investing in low-priced stocks or that tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stock because the broker's commissions on low-priced stocks generally represent a higher percentage of the sales price than commissions on relatively higher-priced issues. The Restructuring Reverse Stock Split may result in a price level of Common Stock for the Common Stock that will reduce or mitigate, to some extent, the foregoing policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders. Some investors, however, may view the Restructuring Reverse Stock Split negatively, due to the reduced number of shares that will be available in the public market, and the increased number of shares available for issuance upon conversion of the New Series A Preferred or for other reasons. Thus, there is no assurance that the market price of the Common Stock will proportionately reflect the Restructuring Reverse Stock Split, or that such price, if it does rise proportionally, will continue to escalate or be sustained at such levels in the future.

The Restructuring Reverse Stock Split will result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of such Restructuring Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares ("round-lots").

EFFECTS OF PROPOSALS 1A AND 1B ON RECORD HOLDERS

On April 25, 1999, there were 2,381 holders of record of the Company's Common Stock. There will be no significant change in the number of holders of record of the Company's Common Stock immediately following the increase in the number of authorized but unissued and unreserved shares of Common Stock that will result from the Restructuring Reverse Stock Split. As stated above, however, the Company anticipates that following the increase in the number of authorized but unissued and unreserved shares of Common Stock there will be an increase in the number of record holders of Common Stock resulting from conversions of New Series A Preferred and subsequent sales of converted Common Stock by the holders of New Series A Preferred. The Company believes that such increase will be greater if Proposal 2 is adopted instead of Proposal 1A and 1B. See "Proposal 2 -- Effects of Proposal 2 on Record Holders" below.

EFFECTS OF PROPOSALS 1A AND 1B ON DIVIDENDS

The issuance of additional authorized but unissued and unreserved shares of Common Stock might be disadvantageous to current stockholders in that any additional shares could potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends on Common Stock, has not adopted any policy with respect to the payment of dividends on Common Stock, and does not intend to pay any cash dividends on Common Stock in the foreseeable future. The Company instead intends to utilize retained earnings, if any, for use in financing growth and additional business opportunities.

                                 Page-32

EFFECTS OF PROPOSALS 1A AND 1B ON TAKEOVERS

Future issuances of additional shares of Common Stock available for issuance as a result of the Restructuring Reverse Stock Split, while providing desirable flexibility in carrying out corporate purposes, could potentially make it more difficult for a third party to acquire, or discourage a third party from obtaining, a majority of the outstanding Common Stock of the Company, thereby having an anti-takeover effect. Although the Company's management does not view this proposal as a means of doing so, the Company could potentially use the additional authorized but unissued shares of Common Stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares with purchasers who would side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the By-Laws or certain provisions of the Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transaction were opposed by the Board. Although the increase in the number of authorized but unissued shares of Common Stock of the Company could be construed as having such anti-takeover effects, neither the Board nor the Company's management views Proposals 1A and 1B in that perspective; rather, as described above, the Company anticipates that the newly authorized shares of Common Stock would be used to meet its obligation to the New Series A Preferred stockholders who elect to convert New Series A Preferred into Common Stock and for future capital raising activities.

On the other hand, as noted above, the issuance of additional shares of Common Stock, upon conversion of the New Series A Preferred or otherwise, could result in one or more stockholders obtaining sufficient shares of the Company's Common Stock to exercise control of the Company. Although no holder of New Series A Preferred may convert New Series A Preferred if such conversion would result in the holder together with its affiliates becoming the beneficial owners of 10% or more of the Company's Common Stock, holders of New Series A Preferred acquiring less than 10% of the Company's Common Stock through conversion of New Series A Preferred, if they did not sell but continued to hold such Common Stock, could, in the aggregate, acquire ownership of a sufficient number of shares of Common Stock to elect a majority of the members of the Board, giving such holders the ability to effect a change of control. However, the Cash Exchange Option as proposed by Proposal 1A may reduce the number of holders of New Series A Preferred, which may reduce the possibility of such an occurrence

EFFECTS OF PROPOSALS 1A AND 1B ON REGISTRATION AND VOTING

The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. Proposals 1A and 1B will not affect the registration of the Company's Common Stock under the Exchange Act. After the implementation of Proposals 1A and 1B, including the Restructuring Reverse Stock Split, the Company's Common Stock will continue to be reported on The Nasdaq Stock Market under the symbol "RMTR" (although such continued reporting would be subject to the Company meeting all applicable listing requirements and Nasdaq will add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Restructuring Reverse Stock Split has occurred).

                                 Page-33

Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Proposals (other than as a result of the payment of cash in lieu of fractional shares in the Restructuring Reverse Stock Split, as described below). Although none of the Proposals will affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the Restructuring Reverse Stock Split will increase the ability of the Board to issue authorized and unissued shares without further stockholder action. The number of stockholders of record will not be affected by Proposals 1A and 1B or by Proposal 2 (except to the extent that any stockholder who, as a result of the Restructuring Reverse Stock Split, holds only a fractional share interest and, therefore, receives cash for that interest after the Restructuring Reverse Stock Split).

EFFECTS OF PROPOSALS 1A AND 1B ON THE SERIES A PREFERRED CONVERSION RATE

The conversion rate of the Series A Preferred currently varies in relation to the price of the Company's Common Stock, being the lowest trading price of the Common Stock during the 22 consecutive trading days ending with the trading date prior to the date of conversion, reduced by a percentage which increases from 7% during the seventh calendar month after the issuance of the Series A Preferred up to 15% during and after the fifteenth calendar month after such issuance. Proposal 1A will change the New Series A Preferred conversion rate from the floating price as currently operates for Series A Preferred to a rate of $1.00 per share of Common Stock (or $0.75 during the period before June 25, 1999). These conversion rates will be subject to adjustment for customary anti-dilution events and will be increased to give effect to the Restructuring Reverse Stock Split.

EFFECTS OF PROPOSALS 1A AND 1B ON RESERVED SHARES AND PAR VALUE

The Restructuring Reverse Stock Split will effect a reduction in the number of shares and an increase in the exercise price per share of Common Stock available for issuance under the Company's employee stock option plans in proportion to the exchange ratio of the Restructuring Reverse Stock Split. As of December 31, 1998, the aggregate number of shares of Common Stock currently authorized for issuance under the employee stock option plans is 4,479,831 (prior to giving effect to the Restructuring Reverse Stock Split).

In addition to outstanding options granted under the Company's employee stock option plan, the Company also has outstanding warrants to purchase shares of the Company's Common Stock, debt which may be converted into Common Stock under the NEBF Credit Facility, and reserved shares of Common Stock issuable pursuant to the DFA Contracts. Under the terms of the warrants, the applicable provisions of the NEBF Credit Facility, and the DFA Contracts, the Restructuring Reverse Stock Split will effect a reduction in the number of shares and an increase in the price per share of the Company's Common Stock issuable upon exercise of such warrants, conversion of such debt and issuance of shares pursuant to the DFA Contracts, in proportion to the Restructuring Reverse Stock Split ratio. As of December 31, 1998, the weighted average exercise price of outstanding employee stock options was $5.85 per share (prior to giving effect to the restructuring reverse stock split).

                                 Page-34

The par value of the Company's Common Stock and New Series A Preferred will remain at $.01 per share following the effective time of the Restructuring Reverse Stock Split, although the number of shares of Common Stock issued and outstanding will be reduced. Accordingly, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock effectively will be increased by the Restructuring Reverse Stock Split.

                                 PROPOSAL 2

GENERAL

In view of the uncertainty associated with the conditions to the Restructuring, including, without limitation, approval of the holders of the Series A Preferred, DFA and the NEBF, and the Company's obligations under the Certificate of Designation to take action to increase the authorized but unissued shares of Common Stock so as to enable the Company to effect conversions of the Series A Preferred, the Board is also providing stockholders of the Company with the opportunity to vote upon Proposal 2 which would, in effect, increase the number of shares of Common Stock available to the Company to effect conversions of the Series A Preferred.

However, since the Board believes that Proposals 1A and 1B, as integral parts of the Restructuring, will provide substantial additional benefits to the Company and its stockholders and, therefore, are superior to Proposal 2, the Board has determined not to effect Proposal 2 if Proposals 1A and 1B are approved by the requisite vote of the holders of the Common Stock, whether or not Proposal 2 is approved by the stockholders at the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1A AND 1B AND AGAINST PROPOSAL 2. HOWEVER, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS WHO VOTE AGAINST, OR ABSTAIN WITH RESPECT TO, PROPOSALS 1A OR 1B SHOULD VOTE FOR PROPOSAL 2.

If Proposals 1A and 1B are not approved by the stockholders and Proposal 2 is approved by the stockholders, the Board will be authorized in its discretion to effectuate a reverse stock split in any of the following ratios: 1:1.5, 1:2, 1:2.5, 1:3, 1:3.5, 1:4, 1:4.5, and 1:5. The Board believes that stockholder approval of a range of exchange ratios (as opposed to a specified exchange ratio) within which Proposal 2 may be effected will provide the Board with flexibility to achieve the purposes of Proposal 2. See "Reasons for Proposal 2; Effects of Non-Approval of Proposal 2" below.

If Proposal 2 is implemented, Article FOURTH of the Company's Certificate of Incorporation would be amended as set forth in the Certificate of Amendment to the Certificate of Incorporation (the "Proposal 2 Certificate of Amendment") attached to this Proxy Statement as Exhibit D; provided, however, that such form of Proposal 2 Certificate of Amendment is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect Proposal 2.

                                 Page-35

Proposal 2 would become effective on the date of filing of the Proposal 2 Certificate of Amendment (the "Proposal 2 Effective Date") as of the time of filing with the office of the Secretary of State of the State of Delaware. Except as set forth below with respect to fractional shares, on the Proposal 2 Effective Date, each share of Common Stock issued and outstanding immediately prior thereto will be automatically and without any action on the part of the stockholders combined, converted and changed into new shares of Common Stock in accordance with the Proposal 2 ratio determined by the Board within the limits set forth in Proposal 2, that is, .67 share, for the ratio 1:1.5, through and including .2 share, for the ratio 1:5.

Except as may result from the payment of cash for fractional shares, as described below, each holder of Common Stock will hold the same percentage of Common Stock outstanding immediately following the effectiveness of Proposal 2 as each such stockholder did immediately prior to Proposal 2. Upon effectiveness, Proposal 2 will result in a reduction of the number of shares of Common Stock issued and outstanding and a corresponding increase in the number of authorized and unissued shares of the Company's Common Stock. As described more fully in "Effects of Proposal 2 on Ownership and Control" below, conversions of shares of Series A Preferred will result in substantial dilution to holders of the Company's Common Stock.

If either of Proposals 1A or 1B is not approved by the stockholders at the Special Meeting and Proposal 2 is approved by the stockholders of the Company at the Special Meeting, Proposal 2 will be effected, if at all, only upon a determination by the Board, in consultation with CIBC, that Proposal 2 (in a reverse split ratio determined by the Board upon advice of its financial advisor within the limits set forth in Proposal 2) is in the best interests of the Company and its stockholders. Such determination will be based upon certain factors, principally including but not limited to (i) whether, failing approval of Proposals 1A and 1B, an agreement is reached with the holders of the Series A Preferred regarding conversion and other terms and conditions of the Series A Preferred, (ii) the likely effect of Proposal 2 on the market price of the Common Stock, (iii) the Company's working capital needs in light of the existing and expected marketability and liquidity of the Common Stock and (iv) prevailing market conditions. In consideration of the reasons as herein described, the Board has determined the advisability of Proposal 2 in the event that either of Proposals 1A or 1B is not authorized by the stockholders and, depending on the foregoing factors and such other reasons and circumstances as may exist at the time, the Board expects to effect Proposal 2 if authorized by the stockholders and if Proposal 1A and 1B are not authorized by the stockholders.

Notwithstanding approval of Proposal 2 by the stockholders at the Special Meeting, the Board may, in its sole discretion, determine not to effect Proposal 2 prior to January 1, 2000. If the Board fails to implement Proposal 2 prior to such date, stockholder approval would again be required prior to implementing any reverse stock split or other change in the Company's authorized capital stock, other than pursuant to Proposal 1B.

                                 Page-36

REASONS FOR PROPOSAL 2; EFFECTS OF NON-APPROVAL OF PROPOSAL 2

For the reasons set forth above (see "Proposals 1A and 1B -- Reasons for Proposals 1A and 1B; Effects of Non-Approval of Proposals 1A and 1B"), the Company believes that Proposals 1A and 1B are a superior alternative to Proposal 2 and accordingly, Proposal 2 will be conditional upon Proposals 1A and 1B not being approved. Therefore, if Proposals 1A and 1B are approved at the Special Meeting, whether or not Proposal 2 is also approved, Proposal 2 will not be implemented. As described above, the Company believes that Proposals 1A and 1B would lead to substantially less dilution of the shares of Common Stock than if Proposal 2 were instead adopted.

As noted earlier (see "The Restructuring -- Lack of Authorized Stock"), the Company is required under the terms of the Certificate of Designation and the Preferred Stock Investment Agreements to take such action as may be necessary to ensure that there are sufficient authorized but unissued shares of Common Stock available for conversion by the holders of the Series A Preferred. The reverse stock split contemplated by Proposal 2 was originally proposed with such obligations in mind, and such reverse stock split was to be considered at the March 15 Meeting. It became apparent, however, that the Restructuring was a superior alternative to a mere reverse stock split and was more likely to obtain the approval of stockholders and other interested parties including DFA and the NEBF. The Company therefore cancelled the March 15 Meeting in order for Proposals 1A and 1B to be put before stockholders at the Special Meeting. However, although the Company believes that Proposals 1A and 1B are preferable to Proposal 2, it is nonetheless submitting Proposal 2 to the stockholders at the Special Meeting because of such obligations.

The Board has declared the advisability of Proposal 2, in the event that Proposals 1A and 1B are not approved by the stockholders. Provided that Proposals 1A and 1B are not approved and Proposal 2 is approved, the Company will effect Proposal 2, if at all, because it should permit the Company to satisfy requests to convert Series A Preferred pursuant to the terms of the Company's Preferred Stock Investment Agreements with the holders of the Series A Preferred and the Certificate of Designation, and depending on the number and time of such conversions, it should (a) result in a per share price increase sufficient to enable the Company's Common Stock to remain eligible for listing on The Nasdaq Stock Market, although any such per share price increase will be dependent on, among other factors, the Company's operating performance, general market conditions and other factors affecting the market price of the Company's Common Stock, and (b) enhance the Company's ability to raise capital in the future by making available authorized but unissued shares of Common Stock. Upon filing of the Proposal 2 Certificate of Amendment, the Company's suspension of conversions of Series A Preferred will be lifted and Series A Preferred conversion requests will be honored.

                                 Page-37

As is the case with the Restructuring Reverse Stock Split, an increase in the per share price of the Company's Common Stock, which the Company also expects as a consequence of Proposal 2, may broaden the investor pool from which the Company might be able to obtain additional financing in the future and provide greater opportunities for forms of business combinations in which additional authorized but unissued shares may prove to be helpful. Because the Company currently has no shares of Common Stock available to be issued for any purposes beyond shares already reserved for stock option plans, outstanding warrants, debt conversion, and for issuance pursuant to the DFA Contracts, if the stockholders of the Company do not approve Proposal 2 (or Proposals 1A and 1B), the Company will be limited in its ability to honor conversion requests from holders of the Series A Preferred, to retain listing of its shares on The Nasdaq Stock Market, and to raise capital through issuance of Common Stock or securities convertible into Common Stock in the future. Further, failure to approve Proposal 2 (or Proposals 1A and 1B) may result in the respective rights of the Company and the holders of Series A Preferred being determined through further litigation or negotiated resolution of adverse claims.

The Board is proposing a range of reverse stock splits under Proposal 2 (as opposed to approval of a specified reverse stock split), with the particular reverse stock split ratio to be determined by the Board if and when it decides to file the applicable Proposal 2 Certificate of Amendment, so as to provide the Board with flexibility in seeking to achieve the purposes of Proposal 2, and the Board believes that this is in the best interests of the Company and its stockholders in the event that Proposals 1A and 1B are not approved. A range of splits allows for the contingency of a change in the market price of the Common Stock. For example, if such price were to increase substantially, a higher ratio of reverse split might not be as desirable as a lower ratio. The minimum reverse split required to satisfy conversions of the Series A Preferred as of May 19, 1999 pursuant to the terms of the Series A Preferred would be 1 share of Common Stock for every 1.583 shares currently authorized, as shown below:

Current authorized shares                 75,000,000

Divide by split amount                         1.583
                                          ----------
Post split shares                         47,375,343

Conversion shares as of May 19, 1999      27,624,657
                                          ----------
Total authorized shares                   75,000,000
                                          ==========

EFFECTS OF PROPOSAL 2 ON OWNERSHIP AND CONTROL

If the stockholders approve Proposal 2 (and not Proposals 1A and 1B), it will have the effect of increasing the Company's authorized but unissued shares of Common Stock, which the Company can use to honor conversion requests. The Company believes that if the stockholders do not approve Proposals 1A and 1B

                                 Page-38
and approve Proposal 2, upon effecting Proposal 2, the holders of the Series A Preferred will continue to convert the Series A Preferred into Common Stock, thus resulting in substantial dilution of the holders of the Common Stock and, based upon the advice of CIBC, increased downward pressure on the market price for the Common Stock. The Company believes that Proposal 2 would have a significantly more dilutive effect on the Common Stock than Proposals 1A and 1B. If all of the remaining outstanding shares of Series A Preferred were to be converted pursuant to the terms of the Series A Preferred using the lowest closing sales price of the Common Stock as reported on Nasdaq for the first quarter of 1999 ($0.41 per share), the total number of shares of Common Stock required for such conversion, with the applicable discount and, including accrued dividends at April 30, 1999, would be 27,224,025 (not taking account of any reverse stock split). See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Ownership and Control" above.

The increase in the number of authorized but unissued and unreserved shares of Common Stock that would result from Proposal 2 would increase the percentage and number of shares of the Company's Common Stock that are authorized but unissued and unreserved for issuance to increase from 0% (currently) to between approximately 33% or 25,000,000 shares (if the ratio of 1:1.5 were effected) and 80% or 60,000,000 shares (if the ratio of 1:5 were effected). This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval. The issuance of additional shares, upon conversion or otherwise, could result in one or more stockholders obtaining sufficient shares of the Company's Common Stock to exercise control of the Company. Although no holder of Series A Preferred may convert Series A Preferred if such conversion would result in the holder together with its affiliates becoming the beneficial owners of 10% or more of the Company's Common Stock, holders of Series A Preferred acquiring less than 10% of the Company's Common Stock through conversion of Series A Preferred, if they did not sell but continued to hold such Common Stock, could, in the aggregate, acquire ownership of a sufficient number of shares of Common Stock to elect a majority of the members of the Board, giving such holders the ability to effect a change of control.

EFFECTS OF PROPOSAL 2 ON MARKET PRICE AND MARKETABILITY

The possible effects of the reverse stock split contemplated by Proposal 2 on market price and marketability of the Company will, in the opinion of the Company, be substantially similar to what would occur with the Restructuring Reverse Stock Split. See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Market Price and Marketability" above. However, the Restructuring, of which Proposals 1A and 1B are an integral part, provides for measures in addition to a reverse stock split, such as new arrangements with DFA and the NEBF, which may better improve the market price and marketability of the Common Stock of the Company than Proposal 2. In addition, as a condition to the closing of the Restructuring, all parties to the Letter of Intent are required to dismiss any litigation against the Company, which may also have a beneficial effect on the market price and marketability of the Common Stock of the Company, as compared with the position under Proposal 2.

                                 Page-39

EFFECTS OF PROPOSAL 2 ON RECORD HOLDERS

The Company believes that Proposal 2 will cause an increase in the number of record holders of Common Stock as a result of conversions of Series A Preferred, and because conversions will be greater if Proposal 2 is adopted instead of Proposals 1A and 1B, the increase in the number of record holders may also be correspondingly greater. See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Record Holders" above.

EFFECTS OF PROPOSAL 2 ON DIVIDENDS

See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Dividends," which is equally applicable to Proposal 2.

EFFECTS OF PROPOSAL 2 ON TAKEOVERS

The Company believes that the possible effects of Proposal 2 on takeovers will be in substantially the same as would occur with Proposals 1A and 1B. See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Takeovers" above.

EFFECTS OF PROPOSAL 2 ON REGISTRATION AND VOTING

The discussion in "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Registration and Voting" above is equally applicable to Proposal 2.

EFFECTS OF PROPOSAL 2 ON THE SERIES A PREFERRED CONVERSION RATE

The conversion rate of the Series A Preferred currently varies in relation to the price of the Company's Common Stock. See "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on the Series A Preferred Conversion Rate" above. This floating rate would remain in place if Proposal 2 were given effect. However, pursuant to the Certificate of Designation, the conversion rate of the Series A Preferred is subject to adjustment for customary anti-dilution events and would be proportionately increased to give effect to Proposal 2.

EFFECTS OF PROPOSAL 2 ON RESERVED SHARES AND PAR VALUE

Shareholders are encouraged to read "Proposals 1A and 1B -- Effects of Proposals 1A and 1B on Reserved Shares and Par Value" above. The effects described therein would, in the opinion of the Company, be equally applicable to Proposal 2.

                          INTERESTS OF CERTAIN PERSONS

To the best knowledge of the Company, no executive officer or director of the Company, or any of their respective affiliates, are holders of the Series A Preferred, or are in any way affiliated with DFA, the DFA affiliates or the NEBF, except that Mr. William Tull, a director of the Company, is an Advisor to the NEBF, and none of DFA, the DFA affiliates or the NEBF, or any of their respective affiliates, are holders of the Series A Preferred.

                                 Page-40

                         MATTERS RELATING TO ALL PROPOSAL

PAYMENT FOR FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as a result of a Restructuring Reverse Stock Split or Proposal 2 (each a "Reverse Stock Split"). In lieu of any such fractional share interest, each holder of Common Stock, who as a result of an Reverse Stock Split would otherwise receive a fractional share of new Common Stock, will be entitled to receive cash, in United States Dollars, in an amount equal to the product calculated by multiplying (i) the closing sales price of the Company's Common Stock on the Restructuring Effective Date or the Proposal 2 Effective Date, as applicable (each an "Effective Date"), as reported on The Nasdaq Stock Market or, if no such sales price exists, the mid-range between the last bid and asked price on the applicable Effective Date by (ii) the number of shares of Common Stock held by such holder that would otherwise have been converted into a fractional share interest. The resulting amount will be paid to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates," below.

EXCHANGE OF STOCK CERTIFICATES

Shortly after the applicable Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock ("Old Common Stock") will receive from the Company or Citibank, N.A., as the Company's transfer agent (the "Transfer Agent"), instructions regarding the surrender of such certificate. These instructions will include a form of Transmittal Letter to be completed and returned to the Transfer Agent or the Company. As soon as practicable after the surrender of any certificate representing shares of Old Common Stock, together with a duly executed Transmittal Letter and any other documents the Transfer Agent may specify, the Transfer Agent will deliver to the person in whose name such certificate had been issued a new certificate registered in the name of such person representing the number of full shares of new Common Stock into which the shares of Old Common Stock previously represented by the surrendered certificate have been reclassified, and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of new Common Stock issued in connection with a Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock. Until surrendered as contemplated herein, each certificate, which immediately prior to a Reverse Stock Split represented any shares of Old Common Stock, shall be deemed at and after the Reverse Stock Split to represent the number of full shares of new Common Stock contemplated by the preceding sentence and the right to receive cash in lieu of any fractional share interest.

                                 Page-41

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate which, prior to approval of a Reverse Stock Split, represented any shares of Old Common Stock, except that if any certificates of new Common Stock are to be issued in a name other than that in which the certificates for shares of Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in the proper form for transfer.

NO APPRAISAL RIGHTS

Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to Proposals 1A and 1B or Proposal 2.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSALS

A summary of certain federal income tax consequences of the Reverse Stock Splits to the Company and to individual stockholders is set forth below. The following discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Stock Splits and is based upon present federal income tax law as currently interpreted, without taking into account possible changes in such law or interpretations, including amendments to applicable statutes and regulations or changes in the judicial or administrative rulings, some of which may have retroactive effect. The Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Splits. Certain stockholders such as dealers in securities, insurance companies, financial institutions, foreign individuals and entities, tax-exempt entities, and persons who do not hold the Common Stock as a capital asset may be subject to special rules not discussed below. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE INFORMATION REGARDING THE EFFECTS OF THE REVERSE STOCK SPLITS UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

The Company intends that a Reverse Stock Split will constitute a reorganization (a "Reorganization") within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. If a Reverse Stock Split constitutes a Reorganization, the following federal income tax consequences should result:

    1. A stockholder would not recognize any gain or loss as a result of the Reverse Stock Split except to the extent that a stockholder receives cash in lieu of a fractional share. To the extent a stockholder receives cash in lieu of a fractional share, the stockholder would for

                                 Page-42
        tax purposes be treated as having sold the fractional share to the Company. Generally, such stockholder would recognize a gain or loss as a result of the repurchase of a fractional share, equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain would be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% to a non-corporate stockholder if the stockholder has held his or her shares for 18 months or less prior to the Effective Date, or long-term capital gain taxable at a maximum federal income tax rate of 20% to a non-corporate stockholder if the stockholder has held his or her shares for more than 18 months prior to the Effective Date.

2. The aggregate tax basis of the shares of new Common Stock received by the stockholder pursuant to the Reverse Stock Split would equal the aggregate tax basis of the shares of Old Common Stock held by the stockholder immediately prior to the applicable Effective Date of the Reverse Stock Split reduced by any basis allocated to a fractional share for which stockholder receives cash. The stockholder could "tack" the holding period of the Old Common Stock prior to the Reverse Stock Split to the holding period of the new Common Stock received by the stockholder as a result of the Reverse Stock Split, provided that the shares of Old Common Stock constituted capital assets in the hands of the stockholder.

    3. Holders of Series A Preferred or New Series A Preferred would recognize no income, gain or loss for federal income tax purposes as a result of the changes to the conversion ratios for such stock incident to a Reverse Stock Split.

    4. The Company would not recognize gain or loss as a result of a Reverse Stock Split.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to approve Proposal 1A, Proposal 1B or Proposal 2.

Proxies solicited by the Board will be voted in favor of Proposals 1A and 1B and against Proposal 2 unless stockholders specify otherwise.

AT THE SPECIAL MEETING, THE STOCKHOLDERS WILL BE REQUESTED TO CONSIDER AND VOTE ON THE FOLLOWING RESOLUTIONS:

PROPOSAL 1A:   AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF DESIGNATION,
               PREFERENCES, RIGHTS AND LIMITATIONS RELATING TO THE COMPANY'S
               SERIES A CONVERTIBLE PREFERRED STOCK SO AS TO AMEND THE TERMS
               OF THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK TO

                                 Page-43

               PROVIDE FOR, AMONG OTHER THINGS, (I) A FIXED RATHER THAN VARIABLE RATE OF CONVERSION TO COMMON STOCK, (II) A LIMITED CASH EXCHANGE OPTION, (III) REDEMPTION AT THE OPTION OF THE COMPANY ON OR AFTER JUNE 30, 2000, (IV) MANDATORY REDEMPTION
               ON JUNE 30, 2002, (V) A DIVIDEND OF 11% PER ANNUM (WHICH MAY INCREASE UNDER CERTAIN CIRCUMSTANCES), AND (VI) FIXED DIVIDEND PAYMENT DATES. SUCH AMENDED TERMS ARE SET FORTH IN THEIR ENTIRETY AS EXHIBIT A TO THE PROXY STATEMENT. PROPOSAL 1A WILL ONLY BE ADOPTED IF PROPOSAL 1B IS ALSO APPROVED BY STOCKHOLDERS OF THE COMPANY.

PROPOSAL 1B:   AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A
               REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, WHEREBY EACH
               FIVE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED AND
               CHANGED INTO ONE SHARE OF COMMON STOCK.  PROPOSAL 1B WILL ONLY
               BE ADOPTED IF PROPOSAL 1A IS ALSO APPROVED BY STOCKHOLDERS OF
               THE COMPANY.

PROPOSAL 2:    AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THE
               BOARD OF DIRECTORS OF THE COMPANY WITH THE AUTHORITY TO EFFECT,
               IN THE BOARD'S SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 1,
               2000, A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK,
               WHEREBY THE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED
               AND CHANGED INTO COMMON STOCK IN ONE OF THE FOLLOWING RATIOS,
               AS SELECTED BY THE BOARD OF DIRECTORS OF THE COMPANY IN ITS
               SOLE DISCRETION: 1.5:1, 2:1, 2.5:1, 3:1, 3.5:1, 4:1, 4.5:1, OR
               5:1.  PROPOSAL 2 WILL NOT BE ADOPTED IF PROPOSALS 1A AND 1B
               ARE APPROVED BY THE STOCKHOLDERS OF THE COMPANY.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1A AND 1B AND AGAINST PROPOSAL 2. HOWEVER, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS WHO VOTE AGAINST, OR ABSTAIN WITH RESPECT TO, PROPOSALS 1A OR 1B SHOULD VOTE FOR PROPOSAL 2.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 31, 1999 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the Company's executive officers; and (iv) all current directors and executive officers of the Company as a group.

                                 Page-44

                                      Shares of Common Stock         Percent
Name of Beneficial Owner(1)             Beneficially Owned         of Class(2)
---------------------------           ----------------------       -----------

National Electrical Benefit Fund            12,976,138(3)              19.9%
1125 15th Street, N.W., Room 912
Washington, D.C.  20005

DFA Group Trust                              8,709,728(4)              12.7
Small Company Subtrust
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

NTC Liquidating Trust                        7,583,083(5)              12.0
PricewaterhouseCoopers
200 E. Randolph Dr., Suite 7600
Chicago, IL  60601

Deere Park Capital Management, LLC           6,201,560(6)               9.3
40 Skokie Boulevard, Suite 110
Northbrook, IL 60062

U.S. 9-10 Small Company Portfolio            4,899,949(4)               7.5
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Credit Suisse Asset Management               3,535,110(7)               5.9
153 East 53rd Street
New York, NY 10022

DFA Group Trust - 6-10 Subtrust              3,784,851(4)               5.9
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Benton Liquidating Trust                     1,745,928(8)               2.9
PricewaterhouseCoopers
200 E. Randolph Dr., Suite 7600
Chicago, IL  60601

L. David Sikes                                 356,750(9)                *

George J. Stathakis                            250,500(10)               *

Richard L. Mohr                                156,528(11)               *

Greg B. Jones                                  148,000(12)               *

                                 Page-45

Donald G. Carrigan                             119,716(13)               *

Craig W. Rhodine                                90,320(14)               *

DFA Participation Group Trust                   45,100(4)                *
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

William G. Howard                               40,000(15)               *

U.S. 6-10 Small Company Series                  28,800(4)                *
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Albert J. Hugo-Martinez                         13,000(16)               *

DFA Group Trust - 6-7-8 Subtrust                 4,100(4)                *
c/o Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

William G. Tull                                      0                   *

Eric A. Balzer                                       0                   *

All current directors and executive
officers as a group (10 persons)             1,174,814(17)             1.9
-------------

*    Less than one percent

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws where applicable, except as otherwise indicated in the information contained in these footnotes.

(2) As of May 31, 1999, there were 60,427,612 shares of Common Stock issued and outstanding. Pursuant to Rule 13d-3(d)(1)(B), shares of Common Stock issuable upon the exercise of warrants or the conversion of convertible securities held by each person set forth in the table which are currently exercisable or convertible or become exercisable or convertible within 60 days are included in the number of shares of Common Stock outstanding for purposes of determining the percentage ownership of such person.

                                 Page-46

(3)  Includes:  (i) 8,193,399 shares of Common Stock owned by the NEBF;
     (ii) 4,028,485 shares of Common Stock issuable upon exercise of warrants held by the NEBF, which are currently convertible or become exercisable within 60 days; (iii) approximately 704,254 shares issuable as of May 31, 1999 upon conversion of a convertible promissory note dated August 31, 1995 made by the Company in favor of the NEBF under the NEBF Credit Facility, which is currently convertible or becomes convertible within 60 days; and (iv) 50,000 shares of Common Stock issuable to the NEBF pursuant to options, which are currently exercisable or become exercisable within 60 days. The trustees of the NEBF share voting and dispositive powers as to such shares. To the best knowledge of the Company, the trustees of the NEBF are Edwin D. Hill and John M. Grau. Mr. Tull, a director of the Company, is an Advisor to the NEBF.

(4)  Includes:

     (a) 1,124,700 shares of Common Stock owned directly, including 800,000 shares of Common Stock issued and sold in a December 1997 private placement to certain investment funds ("Dimensional Entities") managed by Dimensional Fund Advisors Inc.
          ("Dimensional") in the following respective share amounts (and percentages):
                                                    December 1997
                                                  Private Placement
                                  Total Shares      Share Purchase         %
                                  ------------    -----------------      -----

          DFA Group Trust -
          Small Company Subtrust     524,100          419,900            50.1

          U.S. 9-10 Small
          Company Portfolio          294,850          219,200            28.2

          DFA Group Trust -
          6-10 Subtrust              227,750          160,900            21.7

          DFA Group Trust -
          6-7-8 Subtrust               4,100                0            n/a

          DFA Participating
          Group Trust                 45,100                0            n/a

          U.S. 6-10 Small
          Company Series              28,800                0            n/a
                                   ---------          -------           ----
                                   1,124,700          800,000           100%
                                   =========          =======           ====

                                 Page-47

     (b) 2,331,689 shares of Common Stock presently reserved for future issuance pursuant to certain price adjustment terms included in the December 1997 private placement investment agreements with the Dimensional Entities. The beneficial ownership table assumes any future issuance of such shares to the Dimensional Entities will occur in the same ratios as presented in (a) above as follows:

          DFA Group Trust - Small Company Subtrust    1,167,515 shares
          U.S. 9-10 Small Company Portfolio             656,825 shares
          DFA Group Trust - 6-10 Subtrust               507,349 shares

     (c) 14,016,139 shares of Common Stock issuable to the Dimensional Entities assuming the Dimensional Entities elected to receive shares of Common Stock in lieu of a $3,223,712 cash liability currently due to the Dimensional Entities pursuant to price adjustment and percentage ownership limitation terms of the December 1997 private placement investment agreements with the Dimensional Entities. The beneficial ownership calculation assumes the Dimensional Entities elected to accept common shares in lieu of cash and also assumes the Company had sufficient authorized but unissued shares of common stock necessary to satisfy such issuance, which it does not currently have. The beneficial ownership by the Dimensional Entities of such shares is assumed to be in the same ratios as presented in (a) above as follows:

          DFA Group Trust - Small Company Subtrust    7,018,113 shares
          U.S. 9-10 Small Company Portfolio           3,948,274 shares
          DFA Group Trust - 6-10 Subtrust             3,049,752 shares

     Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to the three Dimensional Entities, which are registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company described herein that are owned by the Dimensional Entities. All securities reported in this proxy statement are beneficially owned by the Dimensional Entities. Dimensional disclaims beneficial ownership of such securities.

(5) In an amended Schedule 13D dated May 20, 1999, the NTC Liquidating Trust reported sole voting and sole dispositive power as to 7,583,083 shares of Common Stock consisting of: (i) 4,621,867 shares of Common Stock owned directly by the NTC Liquidating Trust; and (ii) 2,961,216 shares of Common Stock issuable upon exercise of warrants held by the NTC Liquidating Trust which are currently exercisable or become exercisable within 60 days.

(6) Represents beneficial ownership of shares of Common Stock issuable upon conversion of 2,450 shares of Series A Preferred if the Company had sufficient authorized but unissued shares of Common Stock necessary to satisfy such conversions and utilizes a conversion rate equal to the stated value thereof ($1,000) plus accrued and unpaid dividends thereon divided by the lowest trading price for the Common Stock for the 22 consecutive trading days ending on the trading day prior to May 31, 1999, reduced by an applicable percentage. The applicable percentage is 15% as of May 31, 1999. The individual who has voting and/or investment control over such shares is Doug Gerrard, President.

                                 Page-48

(7) In a Schedule 13D dated February 16, 1999, Credit Suisse Asset Management reported sole voting and sole dispositive power as to 3,535,110 shares of Common Stock.

(8) In an amended Schedule 13D dated May 20, 1999, the Benton Liquidating Trust reported sole voting and sole dispositive power as to 1,745,928 shares of Common Stock owned directly.

(9)  Includes:  (i) 10,500 shares of Common Stock owned directly; and
     (ii) 346,250 shares issuable to Mr. Sikes pursuant to options which are currently exercisable or become exercisable within 60 days.

(10) Includes:  (i) 10,500 shares of Common Stock owned directly; and
     (ii) 240,000 shares issuable to Mr. Stathakis pursuant to options which are currently exercisable or become exercisable within 60 days.

(11) Includes:  (i) 10,890 shares of Common Stock owned directly; and
     (ii) 145,638 shares issuable to Mr. Mohr pursuant to options which are currently exercisable or become exercisable within 60 days.

(12) Includes:  (i) 13,000 shares of Common Stock owned directly; and
     (ii) 135,000 shares issuable to Mr. Jones pursuant to options which are currently exercisable or become exercisable within 60 days.

(13) Includes:  (i) 10,841 shares of Common Stock owned directly; and
     (ii) 108,875 shares issuable to Mr. Carrigan pursuant to options which are currently exercisable or become exercisable within 60 days.

(14) Includes:  (i) 6,000 shares of Common Stock owned directly; and
     (ii) 84,320 shares issuable to Mr. Rhodine pursuant to options which are currently exercisable or become exercisable within 60 days.

(15) Such shares of Common Stock are issuable pursuant to options which are currently exercisable or become exercisable within 60 days.

(16) Such shares of Common Stock are owned directly.

(17) Includes 1,100,083 shares of Common Stock issuable to current officers and directors pursuant to options, which are currently exercisable or become exercisable within 60 days.

OTHER MATTERS

The Company currently knows of no matters to be submitted at the Special Meeting other than those described herein. If any other matters properly come before the Special Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

                                 Page-49

Proposals of stockholders of the Company made under Securities and Exchange Commission Rule 14a-8, which were intended to be presented by such stockholders at the next annual meeting of stockholders of the Company to be held after the Special Meeting, were to be received by the Company not later than December 15, 1998, in order for such proposals to be included in the proxy statement and form of proxy relating to that annual meeting. No such proposals were received by the Company.

All other stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than the close of business on (i) the date that is 60 days in advance of the meeting or (ii) the date that is 10 days after the date on which the notice of the 1999 Annual Meeting is first given to stockholders, whichever is later. The notice must provide the information required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary of the Company at the principal offices of the Company.

The financial statements, supplementary financial information, and management's discussion and analysis of financial condition and results of operations included in the Company's Annual Report to Stockholders and in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission and being delivered to stockholders with this Proxy Statement, are hereby incorporated by reference herein.

Representatives of Arthur Andersen LLP, the principal accountants of the Company for the current year and for the most recently completed fiscal year, are expected to be present at the Special Meeting. If present at the Special Meeting, such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 Page-50

PROXY                                                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       RAMTRON INTERNATIONAL CORPORATION

                June XX, 1999 Special Meeting of Stockholders

The undersigned stockholder(s) of Ramtron International Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated
June XX, 1999, and hereby appoints L. David Sikes and Greg B. Jones, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on June XX, 1999, at 2:00 p.m., Mountain Time, at the principal office of the Company, located at 1850 Ramtron Drive, Colorado Springs, Colorado 80921, and at any adjournment(s) thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matter set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1A AND 1B AND AGAINST PROPOSAL 2. HOWEVER, IF PROPOSALS 1A AND 1B ARE NOT APPROVED BY THE REQUISITE VOTE OF STOCKHOLDERS, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 UNLESS A CONTRARY DIRECTION IS INDICATED.

DO NOT FOLD, STAPLE OR MUTILATE.

                       (To be signed on Reverse Side)
                                                            SEE REVERSE SIDE

                                 Page-51

                        RAMTRON INTERNATIONAL CORPORATION
            PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

                                    (X)

PROPOSAL 1A:   AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF DESIGNATION,
               PREFERENCES, RIGHTS AND LIMITATIONS RELATING TO THE COMPANY'S
               SERIES A CONVERTIBLE PREFERRED STOCK SO AS TO AMEND THE TERMS
               OF THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK TO
               PROVIDE FOR, AMONG OTHER THINGS, (I) A FIXED RATHER THAN
               VARIABLE RATE OF CONVERSION TO COMMON STOCK, (II) A LIMITED
               CASH EXCHANGE OPTION, (III) REDEMPTION AT THE OPTION OF THE
               COMPANY ON OR AFTER JUNE 30, 2000, (IV) MANDATORY REDEMPTION ON
               JUNE 30, 2002, (V) A DIVIDEND OF 11% PER ANNUM (WHICH MAY
               INCREASE UNDER CERTAIN CIRCUMSTANCES), AND (VI) FIXED DIVIDEND
               PAYMENT DATES.  SUCH AMENDED TERMS ARE SET FORTH IN THEIR
               ENTIRETY AS EXHIBIT A TO THE PROXY STATEMENT.  PROPOSAL 1A WILL
               ONLY BE ADOPTED IF PROPOSAL 1B IS ALSO APPROVED BY STOCKHOLDERS
               OF THE COMPANY.

               FOR               AGAINST               ABSTAIN
              [   ]               [   ]                 [   ]

PROPOSAL 1B:   AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A
               REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK, WHEREBY EACH
               FIVE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED AND
               CHANGED INTO ONE SHARE OF COMMON STOCK.  PROPOSAL 1B WILL ONLY
               BE ADOPTED IF PROPOSAL 1A IS ALSO APPROVED BY STOCKHOLDERS OF
               THE COMPANY.

               FOR               AGAINST               ABSTAIN
              [   ]               [   ]                 [   ]

PROPOSAL 2:    AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE THE
               BOARD OF DIRECTORS OF THE COMPANY WITH THE AUTHORITY TO EFFECT,
               IN THE BOARD'S SOLE DISCRETION, AT ANY TIME PRIOR TO JANUARY 1,
               2000, A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK,
               WHEREBY THE SHARES OF COMMON STOCK WOULD BE COMBINED, CONVERTED
               AND CHANGED INTO COMMON STOCK IN ONE OF THE FOLLOWING RATIOS,
               AS SELECTED BY THE BOARD OF DIRECTORS OF THE COMPANY IN ITS
               SOLE DISCRETION: 1.5:1, 2:1, 2.5:1, 3:1, 3.5:1, 4:1, 4.5:1, OR
               5:1.  PROPOSAL 2 WILL NOT BE ADOPTED IF  PROPOSALS 1A AND 1B
               ARE APPROVED BY THE STOCKHOLDERS OF THE COMPANY.

               FOR               AGAINST               ABSTAIN
              [   ]               [   ]                 [   ]

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorney-in-fact hereunder.

                                                     Dated -------------, 1999

Signature (s)-------------------------------------------

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her names appear hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                 Page-52

==============================================================================

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            ----------------------------------
                                            Richard L. Mohr
                                            Secretary

Colorado Springs, Colorado
June XX, 1999

                                 Page-53